IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11
NEPHROGENEX, INC.,	Case No. 16-11074 (KG)
Debtor.[1]	**Related to Docket Nos. 366, 403**

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTOR

NephroGenex, Inc., the debtor and debtor-in-possession in the above-captioned chapter 11 case (the "Debtor"), having filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the "Bankruptcy Code") on April 30, 2016; and the Debtor having proposed the Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor [Docket No. 366] (as amended, supplemented or otherwise modified, the "Plan");[2] and the Debtor having filed the Plan Supplement to Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor [Docket No. 403] (as amended by Docket No. 408, the "Plan Supplement"); and the United States Bankruptcy Court for the District of Delaware (the "Court") having entered an order [Docket No. 370] (the "Solicitation Procedures Order") on March 23, 2017 approving the Disclosure Statement with Respect to Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor [Docket No. 367] (the "Disclosure Statement") as containing

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[1] The last four digits of the Debtor's federal tax identification number are 5171. The mailing address for the Debtor is P.O. Box 400, Jamison, Pennsylvania 18929.

[2] Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

adequate information within the meaning of section 1125(a) of the Bankruptcy Code; and the Debtor having filed the Certification of James Lee with Respect to the Tabulation of Votes on the Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor] [Docket No. 409] (the "Voting Certification"); and the Court having established, in the Solicitation Procedures Order, May 10, 2017 at 10:00 a.m. (Eastern Time) as the date and time of the hearing pursuant to section 1129 of the Bankruptcy Code to consider confirmation of the Plan (the "Confirmation Hearing"); and affidavits of service having been executed by Kurtzman Carson Consultants LLC ("KCC" or the "Claims Agent") and filed with the Court [Docket Nos. 380, 401] (the "Affidavit of Service") with respect to the mailing of the notice of the Confirmation Hearing and the other solicitation materials in respect of the Plan in accordance with the Solicitation Procedures Order; and an affidavit of publication having been filed with the Court [Docket No. 378] (the "Affidavit of Publication") with respect to the publication of the notice of the Confirmation Hearing in accordance with the Solicitation Procedures Order; and the Court having reviewed the Plan, the Disclosure Statement, the Solicitation Procedures Order, the Voting Certification, the Affidavit of Service, the Affidavit of Publication and all other papers before the Court in connection with the confirmation of the Plan; and the Court having considered the Declaration of John P. Hamill in Support of Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor [Docket No. 411] (the "Hamill Declaration"), the Declaration of James S. Cassel in Support of Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor [Docket No. 412] (the "Cassel Declaration"), the Debtor's Memorandum in Support of Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor [Docket No. 413] (the "Confirmation Memorandum") and any testimony presented and evidence admitted at the

Confirmation Hearing; and the Court having taken judicial notice of the papers and pleadings on file in the Chapter 11 Case; and the Court finding that (i) notice of the Confirmation Hearing and the opportunity of all parties in interest to object to confirmation of the Plan were adequate and appropriate, in accordance with Rules 2002(b) and 3017(d) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), Rule 2002-1 of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the "Local Rules") and the Solicitation Procedures Order, as to all parties to be affected by the Plan and the transactions contemplated thereby and (ii) the legal and factual bases for confirmation, including as set forth in the Hamill Declaration, the Cassel Declaration, the Confirmation Memorandum and this Confirmation Order, establish just cause for the relief granted herein; and after due deliberation and sufficient cause appearing therefor, the Court hereby makes the following Findings of Fact, Conclusions of Law and Order:

IT IS HEREBY FOUND AND DETERMINED THAT:

A. Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)). The Court has jurisdiction over the Chapter 11 Case pursuant to 28 U.S.C. §§ 157 and 1334. Confirmation of the Plan is a "core proceeding" pursuant to 28 U.S.C. § 157(b)(2)(L), and the Court has jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code, and to determine whether the Plan should be confirmed and a Final Order entered with respect thereto. Venue of the Chapter 11 Case is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

B. Burden of Proof. The Debtor has the burden of proving the elements of section 1129(a) of the Bankruptcy Code by a preponderance of the evidence and, as set forth below, the Debtor has met that burden.

C. Judicial Notice. The Court takes judicial notice of the docket in the Chapter 11 Case maintained by the Clerk of the Court and/or its duly appointed agent, including without limitation, all pleadings, notices and other documents filed, all proceedings during the Chapter 11 Case, and all orders entered during the pendency of the Chapter 11 Case.

D. Modification of the Plan. The Debtor has made certain non-material modifications to the Plan as set forth in the Notice of Filing of Non-Material Modifications to Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor [Docket No. 410] (the "Modifications"). Pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, none of the Modifications require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims in the voting Classes be afforded an opportunity to change previously cast acceptances or rejections of the Plan. The Plan as modified by the Modifications shall constitute the Plan submitted to the Court for Confirmation.

E. Objections to Confirmation. Any formal or informal objections to confirmation of the Plan that were not resolved by agreement or order of the Court on or prior to the Confirmation Hearing are overruled, or are otherwise disposed of, as set forth herein and on the record of the Confirmation Hearing.

F. Compromise and Settlement in Connection with the Plan. All of the settlements and compromises pursuant to and in connection with the Plan comply with the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019.

G. Compliance with Bankruptcy Rule 3016. The Plan is dated and identifies the entity submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the Court satisfies Bankruptcy Rule 3016(b).

H. Compliance with Bankruptcy Rule 3017. The Debtor has given notice of the Confirmation Hearing as required by Bankruptcy Rule 3017(d).

I. Transmittal and Mailing of Materials; Notices. The solicitation of votes to accept or reject the Plan satisfies Bankruptcy Rule 3018. The Plan was transmitted to all Creditors entitled to vote on the Plan, and sufficient time was prescribed for such Creditors to accept or reject the Plan, thereby satisfying the requirements of Bankruptcy Rule 3018.

J. Receipt and Tabulation of Votes. The procedures used by the Claims Agent to receive and tabulate Ballots of the Holders of Claims in the voting Classes, as set forth in the Voting Certification, were proper and appropriate and in compliance with the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and all other applicable rules, laws and regulations. As described in the Voting Certification, which certified both the method and results of the voting, the Plan was accepted by the two (2) Impaired Classes entitled to vote. The Debtor, therefore, obtained the requisite acceptance both in number and amount for Confirmation of the Plan.

K. Plan Compliance with 11 U.S.C. § 1129. As set forth below and as demonstrated by the record in the Chapter 11 Case, the Debtor has met its burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code.

L. Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth and demonstrated below, the Plan complies with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the orders of the Court with respect to the Plan, thus satisfying the requirements of section 1129(a)(1) of the Bankruptcy Code.

(i) Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). The Plan complies fully with the requirements of sections 1122 and 1123 of the

Bankruptcy Code. The Plan's classifications conform to the requirements of the Bankruptcy Code and separately classify Claims based on valid business and legal reasons. The Plan's classification scheme has a rational basis because it is based on the respective legal rights of each Holder of a Claim against or Interest in the Estate and was not proposed to create a consenting Impaired Class and, thereby, manipulate Class voting. Article II of the Plan designates the classification of Claims and Interests.

(ii) Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). The Plan complies fully with the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies which Classes of Claims and Interests are not Impaired under the Plan.

(iii) Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). The Plan complies fully with the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies the treatment of Classes of Claims and Interests under the Plan, including those which are Impaired.

(iv) No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan complies fully with the requirements of section 1123(a)(4) of the Bankruptcy Code. As reflected in the treatment set forth in Article III of the Plan, the treatment of each of the Claims and Interests in each particular Class is the same as the treatment of each of the other Claims or Interests in such Class; provided, however, that to the extent any Claimholder received any different treatment than that described by the Plan for its Class on the basis of the standards for compromise and settlement, the

Court hereby finds that such different treatment does not need to be made available to other members of the Class.

(v) Implementation of Plan (11 U.S.C. § 1123(a)(5)). The Plan complies fully with the requirements of section 1123(a)(5) of the Bankruptcy Code. The Plan provides adequate means for implementation of the Plan through, among other things, the implementation of the Liquidating Trust and the transfer of the Debtor's remaining assets to the Reorganized Debtor or the Liquidating Trust, as applicable.

(vi) Voting Power of Equity Securities (11 U.S.C. § 1123(a)(6)). The Plan provides that the certificate of incorporation of the Reorganized Debtor shall prohibit the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

(vii) Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtor disclosed in the Plan Supplement the identity and affiliations of those Persons proposed to serve on the initial board of directors or as an officer of Reorganized Debtor and, to the extent such Person is an insider of the Debtor, the nature of any compensation for such Person. Moreover, the Debtor disclosed in the Disclosure Statement the identity of the Entity that will serve as the initial Liquidating Trustee of the Liquidating Trust. The directors and officers of the Reorganized Debtor and the Liquidating Trustee were selected in a manner consistent with the

interests of creditors and with public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

(viii) Discretionary Contents of Plan (11 U.S.C. § 1123(b)). The Plan's provisions are appropriate and consistent with the provisions of the Bankruptcy Code.

M. Debtor's Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtor has complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the orders of the Court with respect to the solicitation of acceptances or rejections of the Plan, thus satisfying the requirements of section 1129(a)(2) of the Bankruptcy Code.

N. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtor has proposed the Plan, including all documents necessary to effectuate the Plan, including but not limited to those contained in the Plan Supplement, in good faith and not by any means forbidden by law, as evidenced by, among other things, the totality of the circumstances surrounding the formulation of the Plan, the record of the Chapter 11 Case and the recoveries of Holders of Claims thereunder, thus satisfying the requirements of section 1129(a)(3) of the Bankruptcy Code.

O. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). All payments that have been made or are to be made by the Debtor or Liquidating Trust under the Plan or by any Person or Entity acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case including administrative expense claims under sections 503 and 507 of the Bankruptcy Code, have been approved by, or will be subject to the approval of, the

Court as reasonable, thus satisfying the requirements of section 1129(a)(4) of the Bankruptcy Code.

P. Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)). The Debtor disclosed in the Plan Supplement the identity and affiliations of those Persons proposed to serve on the initial board of directors or as an officer of Reorganized Debtor and, to the extent such Person is an insider of the Debtor, the nature of any compensation for such Person. Moreover, the Debtor disclosed in the Disclosure Statement the identity of the Entity that will serve as the initial Liquidating Trustee of the Liquidating Trust. The proposed Liquidating Trustee and directors and officers for the Reorganized Debtor are qualified, and the appointment to, or continuance in, such offices of such Persons or Entities is consistent with the interests of Holders of Claims against and Interests in the Debtor and with public policy.

Q. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Debtor's business does not involve the establishment of rates over which any regulatory commission will have jurisdiction after Confirmation of the Plan. Thus, section 1129(a)(6) of the Bankruptcy Code is inapplicable to the Chapter 11 Case.

R. Best Interest of Creditors Test (11 U.S.C. § 1129(a)(7)). Section 1129(a)(7) of the Bankruptcy Code requires that each Holder of a Claim or Interest in an Impaired Class accept the Plan, or receive or retain under the Plan property having a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive on account of such Claim or Interest if the Debtor was liquidated under chapter 7 of the Bankruptcy Code. The Disclosure Statement and the other evidence proffered or adduced at, or otherwise submitted in connection with, the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence or challenged in any pending objection to Confirmation

of the Plan and (iii) establish that each Holder of an Impaired Claim or Interest, as the case may be, in such Impaired Classes has either accepted the Plan, or will receive or retain under the Plan property having a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on such date, thus satisfying the requirements of section 1129(a)(7) of the Bankruptcy Code.

S. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Section 1129(a)(8) of the Bankruptcy Code requires that for each Class of Claims or Interests under the Plan, such Class has either accepted the Plan or is not Impaired under the Plan. Unimpaired Classes 1 and 2 are conclusively presumed to have accepted the Plan without the solicitation of acceptances or rejections pursuant to section 1126(f) of the Bankruptcy Code. Impaired Classes 3 and 4 have voted to accept the Plan. Because Holders of Claims or Interests in Impaired Classes 5, 6 and 7 neither received nor retained any property under the Plan, they are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code, and the requirements of section 1129(a)(8) of the Bankruptcy Code have not been met, thereby requiring application of section 1129(b) of the Bankruptcy Code. The Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Classes 5, 6 and 7.

T. Treatment of Administrative and Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of the Administrative Claims, Priority Tax Claims, Miscellaneous Secured Claims and Priority Non-Tax Claims are set forth in Articles III.A.1, III.A.2, III.B.1 and III.B.2 of the Plan, thus satisfying the requirements of section 1129(a)(9) of the Bankruptcy Code.

U. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). As set forth in the Voting Certification, the Plan has been accepted by Impaired Classes 3 and 4, determined

without inclusion of any acceptance of the Plan by any insider, thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

V. Feasibility (11 U.S.C. § 1129(a)(11)). The Plan proposed by the Debtor contemplates that the Debtor will be reorganized and all of the Reorganized Debtor's equity interests will be owned by Medpace, Inc. ("Medpace"). On the Effective Date, the Reorganized Debtor will have no debt, and will be capitalized as necessary by Medpace to enable the Reorganized Debtor to conduct its business operations. Further, no distributions to creditors under the Plan are related in any way to the performance of the Reorganized Debtor. The Liquidating Trust is required to make all payments under the Plan pursuant to the Liquidating Trust Agreement and, upon the Effective Date, the Debtor's remaining cash will be transferred from the Debtor to the Liquidating Trust, to fund the Administrative Claims Reserve, the Professional Fee Reserve and the payment of Creditors in Class 3 (General Unsecured Claims). The Disclosure Statement, the Hamill Declaration, the Cassel Declaration and the evidence proffered or adduced at, or otherwise submitted in connection with, the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence or challenged in any pending objection to Confirmation of the Plan and (iii) establish that Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtor or any successors to the Reorganized Debtor under the Plan, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

W. Payment of Fees (11 U.S.C. § 1129(a)(12)). Pursuant to Article XII.D of the Plan, all fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on or as soon as practicable after the Effective Date by the Debtor or the Liquidating Trust, as applicable, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

X. Miscellaneous Provisions (11 U.S.C. §§ 1129(a)(13)-(16)). Sections 1129(a)(13)-(16) are inapplicable as the Debtor (i) does not provide retiree benefits[3] (1129(a)(13)), (ii) has no domestic support obligations (1129(a)(14)), (iii) is not an individual (1129(a)(15)), and (iv) is a for-profit business (1129(a)(16)).

Y. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Holders of Claims and Interests in Classes 5, 6 and 7 will receive no Distributions under the Plan and, accordingly, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtor presented uncontroverted evidence that the Plan does not discriminate unfairly and is fair and equitable with respect to the treatment of Claims and Interests in Classes 5, 6 and 7 because, as required by section 1129(b)(2)(C) of the Bankruptcy Code, there are no Holders of Claims or Interests junior to the Holders of Claims and Interests in Classes 5, 6 and 7 that will receive or retain under the Plan any property on account of such junior Claims or Interests. Thus, the Plan satisfies section 1129(b) of the Bankruptcy Code and may be confirmed notwithstanding its failure to satisfy section 1129(a)(8) of the Bankruptcy Code. The Plan shall be binding upon the members of Classes 5, 6 and 7 upon Confirmation and the occurrence of the Effective Date.

Z. Confirmation of Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan that has been filed in the Chapter 11 Case which has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

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[3] As defined in section 1114 of the Bankruptcy Code, "retiree benefits" means payments to any entity or person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependants, for medical, surgical or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the debtor prior to filing a petition commencing a case under the Bankruptcy Code.

AA. Principal Purpose of the Plan (11 U.S.C. 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or avoidance of the requirements of section 5 of the Securities Act of 1933, and no party in interest, including but not limited to any governmental unit, has requested that the Court deny Confirmation on such basis, thus satisfying the requirements of section 1129(d) of the Bankruptcy Code.

BB. Securities Exemption from Registration. The offering, issuance and distribution of any securities pursuant to the Plan, including without limitation the issuance of the New Common Stock to Medpace and the issuance of the Liquidating Trust Interests, are subject to, or made in good faith reliance on, exemptions from section 5 of the Securities Act of 1933 and any state or local laws requiring registration or licensing for issuers, underwriters or brokers, under section 1145 of the Bankruptcy Code, section 4(a)(2) of the Securities Act, or any other applicable exemption under the Securities Act.

CC. Satisfaction of Confirmation Requirements. Based on the foregoing, the Plan satisfies all of the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code and should be confirmed.

DD. Good Faith Solicitation (11 U.S.C. § 1125(e)). Based upon the record before the Court in the Chapter 11 Case, the Debtor, the Claims Agent and each of their respective members, officers, directors, agents, financial advisers, attorneys, employees, equity holders, partners, affiliates and representatives have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules in connection with all their respective activities relating to the Plan and their participation in the activities described in

section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125 of the Bankruptcy Code.

EE. Likelihood of Satisfaction of Conditions Precedent to Confirmation. All conditions precedent to Confirmation set forth in Article VIII of the Plan have been satisfied, will be satisfied by entry of this Confirmation Order or have been duly waived.

FF. Retention of Jurisdiction. The Court finds that it may properly retain jurisdiction over the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

GG. D&O Insurance. The Debtor maintains directors and officers ("D&O") insurance coverage from various carriers, including certain "tail" coverage. The Debtor and Medpace have acknowledged and agreed that the transaction contemplated by the Plan is not intended to affect or impair such D&O insurance coverage, and Medpace has agreed not to take any action before or after the Effective Date that would affect or impair the Debtor's D&O insurance coverage, including the related tail coverage.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

A. Confirmation of the Plan

1. Approval of the Plan. The Plan, which consists of the Plan as filed on March 22, 2017, as subsequently amended, supplemented or otherwise modified, including all exhibits (including, but not limited to, those exhibits filed in the Plan Supplement), provisions, terms and conditions thereto, is approved and confirmed as having satisfied all of the requirements of chapter 11 of the Bankruptcy Code. The terms of the Plan, as modified, are incorporated herein by reference and are an integral part of this Confirmation Order. A copy of the Plan is attached hereto as Exhibit A.

2. Findings of Fact and Conclusions of Law. The findings of fact and conclusions of law of the Court set forth herein and at the Confirmation Hearing shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, as made applicable herein by Bankruptcy Rule 9014, and the findings and conclusions of the Court at the Confirmation Hearing are incorporated herein by reference. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

3. Objections. Any formal or informal objection to Confirmation, to the extent not already withdrawn, waived or settled, and all reservations of rights included therein, shall be, and hereby are overruled.

B. Plan Classification and Treatment

4. All Claims and Interests shall be, and hereby are, classified and treated as set forth in the Plan. The Plan's classification scheme shall be, and hereby is, approved.

5. The classifications set forth in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for Distribution purposes, (c) may not be relied upon by any Creditor as representing the actual classification of such Claims under the Plan for Distribution purposes and (d) shall not bind the Debtor or the Liquidating Trustee.

6. The treatment of Claims and Interests as provided in the Plan is approved.

C. Effects of Confirmation

7. Enforceability of Plan. Pursuant to sections 1123(a), 1141(a) and 1142 of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan shall be, and hereby is, valid, binding and enforceable notwithstanding any otherwise applicable non-bankruptcy law. The Debtor, the Reorganized Debtor and the Liquidating Trust may modify,

amend or enter into, as necessary, all documents arising in connection with the Plan, without further order of the Court, in accordance with the provisions of the Plan.

8. Authorization to Implement the Plan. Upon the entry of this Confirmation Order, the Debtor, the Reorganized Debtor, the Liquidating Trustee and the Disbursing Agent, as applicable, and their respective professionals, are authorized to take or cause to be taken all actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and to execute, enter into or otherwise make effective all documents arising in connection therewith, prior to, on and after the Effective Date. All such actions taken or caused to be taken shall be, and hereby are, authorized and approved by the Court such that no further approval, act or action need to be taken under any applicable law, order, rule or regulation, including, without limitation, (a) the incurrence of all obligations contemplated by the Plan and the making of Distributions and (b) the implementation of all settlements and compromises as set forth in or contemplated by the Plan.

9. The Disbursing Agent is authorized to make payments required to be made under the Plan at any time after entry of this Confirmation Order, including (i) payments to Creditors on account of Allowed Miscellaneous Secured Claims, Allowed Administrative Claims and Allowed Priority Claims, (ii) payments of Cash to fund the Administrative Claims Reserve and the Professional Fee Reserve to the Liquidating Trust and (iii) payment of the Effective Date Free Cash to the Liquidating Trust; provided, however, that in determining the amounts necessary to fund the Professional Fee Reserve, the Disbursing Agent shall take into account any retainers held by the Debtor's Professionals and the amounts otherwise permitted to be transferred to the Professional Fee Reserve shall be reduced to the extent of any such retainers.

10. Discharge of the Debtor.

(a) Except as provided in the Plan or the Confirmation Order, effective as of the Effective Date, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for, and in complete satisfaction, discharge and release of all Claims and termination of all Interests, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of or in exchange for such Claims and Interests.

(b) Except as provided in the Plan or the Confirmation Order, effective as of the Effective Date, (a) the Debtor shall be discharged and released from all Claims and other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the Holder of a Claim based on such debt has accepted the Plan; and (b) all Interests and any other rights of equity security holders in the Debtor shall be terminated without further action by the Debtor or the Reorganized Debtor. Accordingly, (i) any judgment at any time obtained against the Debtor, the Reorganized Debtor or the Liquidating Trust, to the extent that such judgment relates to a discharged Claim or terminated Interest, shall be void; and (ii) all Persons and Entities are permanently enjoined from the commencement or continuation of an action, the employment of process, or any act to collect, recover or offset any discharged Claim or terminated Interest from the Debtor, the Reorganized Debtor or the Liquidating Trust.

(c) Except as provided in the Plan or the Confirmation Order, effective as of the Effective Date, all Persons and Entities shall be precluded from asserting against the Debtor,

the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Effective Date.

11. Binding Effect. Notwithstanding the stay contemplated by Bankruptcy Rule 3020(e) and except as otherwise provided in section 1141(d) of the Bankruptcy Code, immediately after entry of this Confirmation Order, the Plan shall be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims and Interests, whether or not such Holders shall receive or retain any property or interest in property under the Plan, any non-Debtor party to an Executory Contract or Unexpired Lease, any Person or Entity making an appearance in the Chapter 11 Case and any other party in interest in this Chapter 11 Case, and their respective successors and assigns, including, but not limited to, the Reorganized Debtor and the Liquidating Trust. Accordingly, as permitted by Bankruptcy Rule 3020(e), the fourteen (14) day period provided by such rule is hereby waived in its entirety.

12. Discharges, Releases, Injunctions, Limitations of Liability and Exculpation. All discharges, releases, injunctions, limitations of liability and exculpation provisions in the Plan, including, without limitation, those in Article X of the Plan, are fair and equitable and given for valuable consideration and are in the best interests of the Debtor and all parties in interest, and such provisions shall be effective and binding on all persons and entities, to the extent provided therein, and are incorporated in this Confirmation Order as if set forth in full herein and are hereby approved in their entirety.

13. All Persons and Entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security

holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtor, the Reorganized Debtor, the Liquidating Trust or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor; and (v) acting or proceeding, in any manner or in any place, that does not conform to or comply with the provisions of the Plan; provided, however, that the injunction contemplated by this paragraph shall not apply to the commencement or continuation of an action or proceeding by a governmental unit to which section 362(b)(4) of the Bankruptcy Code would be applicable.

14. All Persons and Entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released under the Plan are permanently enjoined from taking any of the following actions on account of any such released claims, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to a released party; and (v) acting or proceeding, in any manner or in any place, that does not conform to or comply with the provisions of the Plan.

15. All Persons and Entities are permanently enjoined from seeking or obtaining (i) any documents or other materials from current counsel for the Debtor that are in the possession of such counsel as a result of or arising in any way out of its representation of the Debtor, or (ii) Retained Books and Records from the Liquidating Trust, except in accordance with Article V.B of the Plan.

16. No Successor Liability. Pursuant to section 1141 of the Bankruptcy Code and Article V of the Plan, the property of the Debtor's estate that vests in the Reorganized Debtor shall vest free and clear of all claims and interests of creditors and equity holders of the Debtor. Moreover, pursuant to section 1141(d) of the Bankruptcy Code, the effect of confirmation of the Plan shall be to discharge the Debtor from any debt that arose before the date confirmation, and any debt of a kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

17. The issuance of New Common Stock or transfer of assets through the Plan shall not result in the Reorganized Debtor (a) having any liability or responsibility for any Claim against or Interest in the Debtor, the Debtor's estate, or the Debtor's current or former employees, directors and officers, or (b) having any liability or responsibility to the Debtor, each except as expressly set forth in the Plan. Without limiting the effect or scope of the foregoing, and to the fullest extent permitted by applicable laws, the issuance of the New Common Stock or transfer of assets contemplated in the Plan shall not subject the Reorganized Debtor, its respective properties or assets or respective affiliates, successors, or assigns to any liability for Claims against the Debtor's interests in such assets by reason of such issuance of New Common Stock or transfer of assets under any applicable laws, including, without limitation, any successor liability.

18. Settlements. The settlements contemplated under the Plan (the "Plan Settlements"), and the respective terms thereof as set forth in the Plan, are hereby approved pursuant to Bankruptcy Rule 9019 as fair, prudent and reasonable compromises of the controversies and Claims resolved by the Plan Settlements, are binding upon all Persons and Entities affected thereby, and shall be effectuated in accordance with the terms thereof.

19. Executory Contracts and Unexpired Leases. Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the Executory Contracts and Unexpired Leases to which the Debtor is a party shall be deemed automatically rejected by the Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtor, (ii) expired or terminated pursuant to its own terms, (iii) was the subject of a motion to assume or reject pending before the Court as of the Confirmation Date or (iv) is identified on the Assumption Schedule as a contract to be assumed. This Order shall constitute an order of the Court approving (i) the rejections described in Article VII.A of the Plan and (ii) the assumptions of the contract(s) listed on the Assumption Schedule, in both cases pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

20. The proposed Cure Amount for an Executory Contract or Unexpired Lease that is assumed pursuant to the Plan shall be zero dollars unless otherwise indicated in the Assumption Schedule. Cure obligations, if any, shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount in Cash within thirty (30) days after the Effective Date or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. In the event of a dispute regarding (a) the amount of any Cure Amount, (b) the ability of the Reorganized Debtor to provide "adequate assurance of future

performance" (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (c) any other matter pertaining to assumption, any Cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made thirty (30) days following entry of a Final Order resolving the dispute and approving the assumption; provided, however, that following the resolution of any such dispute, the Debtor or Reorganized Debtor, as applicable, shall have the right to reject such Executory Contract or Unexpired Lease, with any such rejection by the Debtor or the Reorganized Debtor subject to the consent of Medpace.

21. If the rejection of an Executory Contract or Unexpired Lease pursuant to Article VII.A of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor or its Estate, the Liquidating Trust or their respective successors or properties unless a Proof of Claim is Filed with the Claims Agent and served on counsel for the Liquidating Trust and counsel for the Reorganized Debtor within thirty (30) days after service of notice of entry of the Confirmation Order. For the avoidance of doubt, Claims arising from the rejection of an Executory Contract or Unexpired Lease are forever barred and shall not be enforceable against the Reorganized Debtor, and shall be payable solely from the Liquidating Trust.

D. Implementation of the Plan

22. Debtor's Directors, Officers and Employees. On the Effective Date, (a) the members of the board of directors of the Debtor shall be deemed to have resigned and (b) any remaining employees of the Debtor shall be deemed to have been terminated.

23. Continued Corporate Existence. The Debtor shall continue to exist after the Effective Date as the Reorganized Debtor in accordance with the applicable law in the jurisdiction in which it is incorporated and pursuant to its certificate of incorporation and bylaws

in effect prior to the Effective Date, except to the extent such certificate and bylaws are amended on the Effective Date.

24. Cancellation of Existing Securities and Agreements. Except as otherwise provided in the Plan, and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date, any and all Interests, including promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, other than a Claim that is being reinstated and rendered Unimpaired, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed automatically canceled, retired, released and/or extinguished and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtor under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

25. Authorization and Issuance of New Common Stock. As of the Effective Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, the Reorganized Debtor is authorized to issue shares of New Common Stock to the Holder of the Medpace Claim. On or as soon as practicable after the Effective Date, shares of New Common Stock shall be issued by the Reorganized Debtor pursuant to the Plan, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule.

26. The sole equity interests in the Reorganized Debtor shall consist of the New Common Stock newly issued to Medpace in accordance with section 1123(a)(5)(J) of the Bankruptcy Code.

27. Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in the Plan, the Reorganized Debtor shall retain and may (but is not required to) enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, and such Causes of Action shall vest in the Reorganized Debtor as of the Effective Date; provided, however, that the Reorganized Debtor shall not bring, and as of the Effective Date waives and releases, any and all rights, claims or Causes of Action against the Debtor's current or former directors and officers; provided further, however, that solely with respect to Avoidance Actions, only those Avoidance Actions as to those parties specifically identified in the Plan Supplement, including parties identified by check payee name, corporate name, doing business as name, abbreviated name or as subsidiary or affiliate, shall vest in the Reorganized Debtor, and all other Avoidance Actions as to any other parties shall be waived and released.

28. The Reorganized Debtor, in its sole and absolute discretion, shall determine whether to bring, settle, release, compromise or enforce such Causes of Action (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtor or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtor or any successor holding such rights of action.

29. Causes of Action Recoveries. To the extent the Reorganized Debtor recovers Cash from an Entity pursuant to any Causes of Action, including Avoidance Actions,

the Reorganized Debtor shall pay Cash to the Liquidating Trust in an amount equal to the Liquidating Trustee's obligation to pay such Entity on its Allowed Claim arising under section 502(h) of the Bankruptcy Code, if any. For the avoidance of doubt, and except as set forth in the prior sentence, the Reorganized Debtor shall retain all recoveries derived from any Causes of Action and shall have no obligation to make any distributions to Creditors.

30. No Further Action. Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Person or Entity, including but not limited to, Holders of Claims or Interests against or in the Debtor, or directors or officers of the Debtor.

31. United States Trustee Fees. All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on or as soon as practicable after the Effective Date by the Debtor or the Liquidating Trust, as applicable. After the Effective Date, quarterly fees shall continue to accrue and be timely paid until the Debtor's case is closed, dismissed or converted, pursuant to Article XII.D of the Plan.

32. Section 1146(a) Waiver. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and all state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation instruments or other documents without the payment of any such tax or governmental assessment.

33. Applicability of Section 1145 of the Bankruptcy Code. Under section 1145 of the Bankruptcy Code, the issuance of the Liquidating Trust Interests shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities. Further, the issuance of the New Common Stock to Medpace under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state securities laws requiring registration of securities. Medpace shall be deemed a Bankruptcy Code section 1145 underwriter such that the New Common Stock issued to it shall be subject to applicable restrictions on transfer, and the certificate evidencing the New Common Stock shall be applicably legended to reflect such restrictions. The issuance of the New Common Stock to Medpace is or was in exchange for Claims against the Debtor within the meaning of section 1145(a)(1) of the Bankruptcy Code.

34. Authorization in Furtherance of Plan. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, filings and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan and this Order.

E. Liquidating Trust

35. Approval of Liquidating Trust Agreement. The form of the Liquidating Trust Agreement attached as Exhibit A to the Plan is hereby approved, and the Debtor is authorized to execute and to take any action necessary or appropriate to implement, effectuate or consummate the Liquidating Trust Agreement. The appointment of John P Hamill LLC as Liquidating Trustee is hereby approved.

36. On and after the Effective Date, the Liquidating Trust may, in the name of the Debtor, take such actions as may be necessary or appropriate to accomplish the purposes of the Liquidating Trust, without supervision or approval by the Court and free of any restrictions

of the Bankruptcy Code or the Bankruptcy Rules, except as provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, the Liquidating Trust may object to Disputed Claims and, without Court approval, settle, compromise, withdraw or resolve in any manner such objections.

37. Transfer of Evidentiary Privileges; Document Requests. On the Effective Date, the Liquidating Trustee shall succeed to the evidentiary privileges (including attorney-client, joint-client, joint-defense, common interest and other privileges) formerly held by the Debtor. Accordingly, to the extent that documents are requested from current counsel to the Debtor by any Person or Entity, after the Effective Date, only the Liquidating Trustee shall have the ability to waive such attorney-client or other privileges. In addition, current counsel to the Debtor shall have no obligation to produce any documents currently in its possession as a result of or arising in any way out of its representation of the Debtor unless (i) the Person or Entity requesting such documents serves its request on the Liquidating Trustee; (ii) the Liquidating Trustee consents in writing to such production and any waiver of the attorney-client or other privilege such production might cause; and (iii) the Liquidating Trustee or the Person or Entity requesting such production agrees to pay the reasonable costs and expenses incurred by current counsel for the Debtor in connection with such production.

38. To the extent that documents are requested from the Liquidating Trust by any Person or Entity, the Liquidating Trustee (on behalf of the Liquidating Trust) shall be entitled to assert all applicable evidentiary privileges, including attorney-client privilege, formerly held by the Debtor, and shall have no obligation to produce any documents currently in its possession unless the Person or Entity requesting such production agrees to pay the reasonable costs and expenses incurred by the Liquidating Trust, including the reasonable fees of

counsel, in connection with such production; provided, however, that nothing herein shall impair the Reorganized Debtor's rights to promptly obtain non-privileged Retained Books and Records from the Liquidating Trust upon request.

39. If, and to the extent that, the Liquidating Trust has been fully funded (*i.e.*, the Liquidating Trust has received funding in the full amount of the Liquidating Trust Funding Amount), the Liquidating Trustee shall transfer to the Reorganized Debtor any remaining Cash in the Administrative Claims Reserve.

F. Treatment of Certain Claims

40. Employee Claims. John P. Hamill, the Debtor's Chief Financial and Chief Financial Officer, and Annie Poulos, the Debtor's Corporate Controller, assert Administrative Claims for paid time off (PTO) that accrued between the Petition Date and the Effective Date (assuming that the Effective Date occurs during May 2017) in the amounts of $45,673 and $13,894, respectively (together, the "Employee PTO Claims"), which claims are hereby Allowed and shall be paid in accordance with the terms of the Plan. For the avoidance of doubt, the Reorganized Debtor shall have no liability to the Debtor's current or former employees, directors or officers relating to the Debtor or the Debtor's estate.

41. Indemnification Claims. Pursuant to Article VII.C of the Plan, any obligations of the Debtor pursuant to its organizational documents, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse or limit the liability of any Person pursuant to the Debtor's organizational documents, policy of providing employee indemnification, applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such Persons based upon any act or omission related to such Persons' service with, for or on behalf of the Debtor prior to the Effective Date with respect to all present and future actions, suits and proceedings relating to the Debtor shall

survive Confirmation of the Plan and except as set forth herein, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, however, that this provision for indemnification, reimbursement and limitation of liability shall not apply to or cover any Claims, suits or actions against a Person that result in a Final Order determining that such covered Person is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty; provided further, however, that all obligations under Article VII.C of the Plan shall be limited solely to available insurance coverage and neither the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee nor any of their assets shall be liable for any such obligations. Any Claim based on the Debtor's obligations set forth in Article VII.C of the Plan shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code, and shall be deemed an Allowed Claim.

42. Medpace Claims. Claim No. 71, which was filed by Medpace in the amount of $4,733,174.22, is hereby disallowed and expunged. Claim No. 116, which was filed by Medpace in the amount of $4,312,698.51, and amends Claim No. 71, is hereby Allowed as a General Unsecured Claim in its full filed amount.

43. The Claims Agent is hereby authorized and directed to make such revisions to the official claims register as are necessary to reflect the relief granted in this Order.

G. Miscellaneous Provisions

44. Certain Obligations of Reorganized Debtor. The Reorganized Debtor shall (i) file federal and state income tax returns for the Debtor for tax year 2017; (ii) issue Form W-2 statements to the Debtor's employees for calendar year 2017; and (iii) issue Form 1099 statements to the Debtor's consultants for calendar year 2017.

45. D&O Insurance. None of Medpace, the Reorganized Debtor, their affiliates, or any of their respective successors or assigns, shall take any action before or after the Effective Date that would affect or impair the Debtor's D&O insurance coverage, including the related tail coverage.

46. Post-Effective Date Notice Pursuant to Bankruptcy Rule 2002. After the Effective Date, to continue to receive notice of documents pursuant to Bankruptcy Rule 2002, all Creditors and other parties in interest (except those listed in the following sentence) must file a renewed notice of appearance requesting receipt of documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidating Trustee is authorized to limit the list of parties in interest receiving notice of documents pursuant to Bankruptcy Rule 2002 to the Office of the United States Trustee, Medpace and those Creditors who have filed such renewed requests; provided, however, that the Liquidating Trustee also shall serve those parties directly affected by, or having a direct interest in, the particular filing in accordance with Local Rule 2002-1(b). Notice given in accordance with the foregoing procedures shall be deemed adequate pursuant to the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

47. Authorization to Consummate. The Debtor is authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to the Effective Date set forth in Article VIII.B of the Plan.

48. Notice of Entry of the Confirmation Order and the Occurrence of the Effective Date. The Debtor or the Liquidating Trustee, as applicable, shall serve notice of the entry of this Confirmation Order and the occurrence of the Effective Date (the "Notice of Effective Date"), substantially in the form attached hereto as Exhibit B, which form is hereby

approved, on all Creditors and parties in interest in the Chapter 11 Case within five (5) business days after the occurrence of the Effective Date. Notwithstanding the foregoing, no service of the Notice of Effective Date shall be required to be made upon any Person or Entity to whom the Debtor mailed a (a) notice of the meeting of Creditors under section 341 of the Bankruptcy Code, (b) notice of the bar date for filing Proofs of Claim or (c) a solicitation package or other solicitation-related notice and received any such notice or materials returned by the United States Postal Service marked "undeliverable as addressed," "moved – left no forwarding address," "forwarding order expired" or similar marking or reason, unless the Debtor has been informed in writing by such Person or Entity of that Person's or Entity's new address. Service of the Notice of Effective Date described herein in the time and manner set forth herein shall constitute due, adequate and sufficient notice, and no other or further notice shall be necessary.

49. Modification of Plan. After the Confirmation Date and prior to substantial Consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, provided that the Debtor has received the prior written consent of Medpace, which consent shall not unreasonably be withheld, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court, which shall be reasonably acceptable in form and substance to Medpace. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified or clarified, if the proposed alteration, amendment,

modification or clarification does not materially and adversely change the treatment of the Claim of such Holder.

50. Retention of Jurisdiction. Notwithstanding the occurrence of the Effective Date, the Court shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including among other things, jurisdiction over the matters set forth in Article XI of the Plan, which provisions are incorporated herein by reference.

51. Construction; Interpretation. The failure to specifically describe or include any particular provision of the Plan or any related document in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan (including any exhibits thereto and the Plan Supplement) be approved and confirmed in its entirety. Except as expressly provided by this Order, each provision of the Plan is valid and enforceable in accordance with its terms and is nonseverable and mutually dependent. In the event of any conflict between the Plan, on the one hand, and any other agreement, instrument or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument or document). In the event of any conflict between this Order and the Plan or any other agreement, instrument or document intended to implement the provisions of the Plan, the terms of this Order shall govern

52. Final Order. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 6006(d) and 7062, or any other applicable Bankruptcy Rule, the Court finds that there is no reason for delay in the implementation of this Confirmation Order and, thus, this Confirmation Order shall be effective and enforceable immediately upon entry.

Dated: May 10, 2017
Wilmington, Delaware

Kevin Gross
The Honorable Kevin Gross
United States Bankruptcy Judge

55151/0001-13827049v5

EXHIBIT A to CONFIRMATION ORDER

Plan of Reorganization

**IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE**

In re:	:	Chapter 11
NEPHROGENEX, INC.,	:	Case No. 16-11074 (KG)
Debtor.[1]	:	

PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTOR

COLE SCHOTZ P.C.
David R. Hurst (I.D. No. 3743)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131

– and –

Jacob S. Frumkin
1325 Avenue of the Americas, 19th Floor
New York, New York 10019
Telephone: (212) 752-8000

Counsel for the Debtor and Debtor-in-Possession

Dated: Wilmington, Delaware
May 5, 2017

[1] The last four digits of the Debtor's federal tax identification number are 5171. The mailing address for the Debtor is P.O. Box 400, Jamison, Pennsylvania 18929.

TABLE OF CONTENTS

EXHIBITS

INTRODUCTION[2]

NephroGenex, Inc., the debtor and debtor-in-possession in the above-captioned Chapter 11 Case, hereby proposes the following plan of reorganization for resolution of its outstanding creditor Claims and equity Interests. Reference is made to the Disclosure Statement distributed contemporaneously herewith, for a discussion of the Debtor's history, business, properties, operations, the Chapter 11 Case, risk factors, a summary of the Plan and certain other related matters. The Debtor is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

All Holders of Claims that are eligible to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and Article XII.A of the Plan, the Debtor reserves the right to alter, amend, modify (one or more times), revoke or withdraw the Plan prior to its substantial consummation.

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION

A. Rules of Construction

For purposes of the Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B. Definitions

1.1 **"503(b)(9) Claim"** means a Claim arising under section 503(b)(9) of the Bankruptcy Code against the Debtor, which Claims were to be Filed against the Debtor on or before the 503(b)(9) Claims Bar Date.

1.2 **"503(b)(9) Claims Bar Date"** means July 8, 2016 at 5:00 p.m. (Eastern Time) as established by the Bar Date Order.

1.3 **"Administrative and Priority Claims Estimate"** means, as of the Effective Date, the greater of (i) the estimated amount, exclusive of Professional Fee Claims, of all unpaid Claims that will be Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed

[2] Capitalized terms used in this Introduction shall have the meanings ascribed to such terms in Article I hereof.

Priority Non-Tax Claims; and (ii) the amount of Effective Date Cash, less the sum of (a) the amount of the Professional Fee Reserve and (b) the Liquidating Trust Funding Amount.

1.4 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in sections 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority in payment under sections 507(a)(2) or 507(b) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries or commissions for services and payments for goods and other services and leased premises) and Claims by Governmental Units for taxes accruing after the Petition Date (but excluding Claims related to taxes accruing on or before the Petition Date); (b) Professional Fee Claims; (c) all fees and charges assessed against the Estate under 28 U.S.C. § 1930; (d) obligations designated as Administrative Claims pursuant to an order of the Court; and (e) 503(b)(9) Claims.

1.5 "Administrative Claims Bar Date" means for Administrative Claims, other than 503(b)(9) Claims and Professional Fee Claims, the date that falls on the thirtieth (30th) day following the Effective Date, in each case by which Holders of Administrative Claims shall File with the Claims Agent and serve on the Liquidating Trustee and Medpace requests for payment, in writing, together with supporting documents, substantially complying with the Bar Date Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

1.6 "Administrative Claims Objection Deadline" means the deadline for filing objections to requests for payment of Administrative Claims Filed on or before the Administrative Claims Bar Date, which deadline shall be one hundred twenty (120) days after the Effective Date, unless otherwise extended by order of the Court.

1.7 "Administrative Claims Reserve" means the reserve of Cash funded by the Debtor and maintained by the Liquidating Trust for the benefit of Holders of Allowed Administrative Claims (exclusive of Holders of Professional Fee Claims, the reserve for which Holders shall be the Professional Fee Reserve), Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims in an amount equal to the Administrative and Priority Claims Estimate.

1.8 "Affiliate" means **"affiliate"** as defined in section 101(2) of the Bankruptcy Code.

1.9 "Allowed" means, when used in reference to a Claim within a particular Class, an Allowed Claim in the specified Class or of a specified type.

1.10 "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order of the Court, (b) that has been Scheduled as a liquidated, non-contingent and undisputed Claim in an amount greater than zero in the Schedules, and the Schedules have not been amended with respect to such Claim on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Court, (c) that is the subject of a timely Filed Proof of Claim and either (i) no objection to its allowance has been Filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Court or (ii) any objection to its allowance has been settled, waived through payment or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount (x) in

the Plan or (y) after the Effective Date, by the Liquidating Trustee in writing with the written consent of Medpace (which consent shall not be unreasonably withheld); provided, however, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely written request for payment has been made in accordance with applicable Bar Dates for such requests set by the Court (if such written request is required) in each case as to which (a) the Debtor or the Liquidating Trustee, as applicable, or any other party in interest (x) has not Filed an objection on or before the Administrative Claims Objection Deadline or the expiration of such other applicable period fixed by the Court or (y) has interposed a timely objection and such objection has been settled, waived through payment or withdrawn, or has been denied by Final Order, or (b) after the Effective Date, the Liquidating Trustee has expressly allowed in a liquidated amount in writing with the written consent of Medpace (which consent shall not be unreasonably withheld). For purposes of computing Distributions under the Plan, a Claim that has been deemed "Allowed" shall not include interest, fees, costs or charges on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in the Plan.

1.11 "Assumption Schedule" means the schedule listing those Executory Contracts and Unexpired Leases to be assumed by the Debtor pursuant to the Plan and the proposed cure amounts, if any, related thereto, in the form filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time, all of which shall be in form and substance acceptable to Medpace.

1.12 "Avoidance Actions" means any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by the Debtor and its recovery, subordination, or other remedies that may be brought by and/or on behalf of the Debtor and its estate under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies arising under chapter 5 of the Bankruptcy Code, including, without limitation, sections 542, 544, 545, 547, 548, 549 and 550 thereof, or their state law analogs.

1.13 "Ballot" means each of the ballot forms distributed with the Disclosure Statement to Holders of Impaired Claims entitled to vote under Article IV.D hereof in connection with the solicitation of acceptances of the Plan.

1.14 "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Case.

1.15 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms and the Local Rules, as each has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Case.

1.16 "Bar Date" means, with respect to any particular Claim, the specific date set by the Court as the last day for Filing Proofs of Claim against the Debtor in the Chapter 11 Case for that specific Claim.

1.17 "Bar Date Order" means the Order Pursuant to Sections 105(a), 501, 502, 503 and 1111(a) of the Bankruptcy Code, Bankruptcy Rules 2002 and 3003(c)(3), and Local Rules

1009-2 and 2002-1(e) (I) Establishing Bar Dates for Filing Claims Against the Debtor and (II) Approving Form and Manner of Notice Thereof [Docket No. 66].

1.18 "Books and Records" means any and all books and records of the Debtor, including any and all documents and any and all computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of the Debtor maintained by or in the possession of third parties, wherever located.

1.19 "Business Day" means any day, other than a Saturday, Sunday or a legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).

1.20 "Cash" means legal tender of the United States of America or equivalents thereof.

1.21 "Causes of Action" means any and all actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Case, through and including the Effective Date.

1.22 "Chapter 11 Case" means the chapter 11 case commenced by the Debtor and administered under case number 16-11074 (KG) in the Court.

1.23 "Claim" means a claim against the Debtor, whether or not asserted, as such term is defined in section 101(5) of the Bankruptcy Code, including, without limitation, claims arising under sections 502(h) and 502(g) of the Bankruptcy Code.

1.24 "Claimholder" means the Holder of a Claim.

1.25 "Claims Agent" means Kurtzman Carson Consultants LLC, or any successor thereto.

1.26 "Claims Objection Deadline" means the last day for filing objections to Claims (other than Disallowed Claims for which no objection or request for estimation is required), which day shall be one hundred eighty (180) days after the Effective Date, or such later date as may be ordered by the Court.

1.27 "Class" means each category or group of Holders of Claims or Interests that has been designated as a class in Article III of the Plan.

1.28 "Class 3 Base Payment Amount" means Cash in the amount of $875,000, which is the aggregate estimated amount of Cash to be distributed to Holders of Class 3 General Unsecured Claims, before reduction to compensate for the effect of payment of cure payments

arising from the assumption, if any, of Executory Contracts or Unexpired Leases pursuant to section 365 of the Bankruptcy Code.

1.29 "Class 3 Payment Amount" means the Class 3 Base Payment Amount, minus the amount of the Cure Adjustment.

1.30 "Collateral" means any property or interest in property of the Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

1.31 "Confirmation" means the entry of the Confirmation Order.

1.32 "Confirmation Date" means the date of entry of the Confirmation Order on the docket of the Chapter 11 Case within the meaning of Bankruptcy Rules 5003 and 9021.

1.33 "Confirmation Hearing" means the hearing(s) before the Court to consider confirmation of the Plan and related matters pursuant to section 1128 of the Bankruptcy Code, as such hearing(s) may be adjourned or continued from time to time.

1.34 "Confirmation Order" means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance reasonably acceptable to the Debtor and Medpace.

1.35 "Consummation" means the occurrence of the Effective Date.

1.36 "Contingent" means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

1.37 "Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

1.38 "Creditor" means **"creditor"** as defined in section 101(10) of the Bankruptcy Code, including any Person or Entity that holds a Claim against the Debtor.

1.39 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Court, with respect to the assumption of an Executory Contract or Unexpired Lease pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such Executory Contract or Unexpired Lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

1.40 "Cure Adjustment" means the amount by which the Class 3 Base Payment Amount shall be reduced to reflect the effect of payment of cure payments arising from the assumption of Executory Contracts or Unexpired Leases pursuant to section 365 of the Bankruptcy Code, which amount shall be equal to the product of (i) the Class 3 Base Payment Amount and (ii) a fraction, the numerator of which is the sum of the Allowed amount(s) of the

Claim(s) asserted in the Chapter 11 Case by the counterparty or counterparties to the Executory Contract(s) or Unexpired Lease(s) being assumed by the Reorganized Debtor, if any, and the denominator of which is the aggregate amount of all Allowed General Unsecured Claims.

1.41 **"Cure Amount"** means, for any Executory Contract or Unexpired Lease, the amount of the Cure asserted by the Debtor.

1.42 **"Debtor"** means NephroGenex, Inc.

1.43 **"Disallowed"** means, when used in reference to a Claim, a Claim or any portion thereof that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which no Proof of Claim has been Filed by the Bar Date or deemed timely Filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, (c) is not Scheduled, and as to which (i) no Proof of Claim has been Filed by the Bar Date or deemed timely Filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, and (ii) no request for payment of an Administrative Claim has been Filed by the Administrative Claims Bar Date or deemed timely Filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (d) after the Effective Date, has been disallowed in a written agreement by and between the Liquidating Trustee and the Holder of such Claim.

1.44 **"Disbursing Agent"** means (a) on or prior to the Effective Date, the Debtor, and (b) after the Effective Date, the Liquidating Trustee; provided, however, that the Debtor or the Liquidating Trustee may, in its discretion, retain a third party to act as Disbursing Agent.

1.45 **"Disclosure Statement"** means the written disclosure statement (including all exhibits and schedules thereto) that relates to the Plan, as the same may be amended, supplemented, revised or modified from time to time, as approved by the Court pursuant to the Solicitation Procedures Order, which shall be in form and substance reasonably acceptable to the Debtor and Medpace.

1.46 **"Disputed"** means, when used in reference to a Claim, a Claim or any portion thereof that is neither an Allowed Claim nor a Disallowed Claim.

1.47 **"Disputed Claim Amount"** means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to a Disputed Claim; (ii) an amount agreed to by the Liquidating Trustee and the Holder of such Disputed Claim; or (iii) if a request for estimation is Filed by any party, the amount at which such Claim is estimated by the Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Liquidating Trustee and the Holder of such Disputed Claim or (ii) the amount estimated by the Court with respect to such Disputed Claim; or (c) if the Claim is a Disallowed Claim, zero.

1.48 **"Disputed Claims Reserve"** means the reserve established and maintained by the Liquidating Trust pursuant to and in accordance with the terms of the Liquidating Trust Agreement for the payment of Disputed Claims that become Allowed Claims after the Effective Date. The Disputed Claims Reserve need not be maintained by the Liquidating Trust in a segregated account.

1.49 "Distribution" means the distributions to be made by the Disbursing Agent in accordance with the Plan of, as the case may be: (a) Cash or (b) any other consideration or residual value distributed to Holders of Allowed Claims under the terms and provisions of the Plan.

1.50 "Distribution Date" means the Effective Date or the date, occurring as soon as reasonably practicable after the Effective Date, on which the initial Distributions are made to Holders of Allowed Claims.

1.51 "Distribution Record Date" means the record date for the purpose of determining Holders of Allowed Claims entitled to receive Distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order or any subsequent Court order.

1.52 "Effective Date" means the first Business Day on which all conditions to the Consummation of the Plan set forth in Article VIII.B hereof have been satisfied or waived in accordance with Article VIII.C.

1.53 "Effective Date Cash" means all Cash of the Debtor as of the Effective Date.

1.54 "Effective Date Free Cash" means all Effective Date Cash, other than Cash required to fund the Administrative Claims Reserve and the Professional Fee Reserve.

1.55 "Entity" has the meaning ascribed to such term in section 101(15) of the Bankruptcy Code.

1.56 "Estate" means the estate of the Debtor created under section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case on the Petition Date.

1.57 "Executory Contract" means a contract to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.58 "Exhibit" means an exhibit attached either to the Plan or the Disclosure Statement.

1.59 "Face Amount" means (i) when used in reference to a Disputed or Disallowed Claim, the Disputed Claim Amount, and (ii) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

1.60 "Fee Application Objection Parties" has the meaning ascribed to such term in Article IX.A.1 of the Plan.

1.61 "File," "Filed" or **"Filing"** means, respectively, file, filed or filing with the Court or its authorized designee in the Chapter 11 Case.

1.62 "Final Fee Applications" has the meaning ascribed to such term in Article IX.A.1 of the Plan.

1.63 "Final Order" means an order of the Court (x) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; (y) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing; or (z) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (i) such order of the Court shall have been affirmed by the highest court to which such order is appealed, (ii) certiorari has been denied as to such order, or (iii) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired without such actions having been taken.

1.64 "General Bar Date" means July 8, 2016 at 5:00 p.m. (Eastern Time) for Claims arising on or before the Petition Date, including General Unsecured Claims, Priority Non-Tax Claims and 503(b)(9) Claims, as established by the Bar Date Order.

1.65 "General Unsecured Claim" means a Claim against the Debtor that is not an Administrative Claim, Priority Tax Claim, Miscellaneous Secured Claim, Priority Non-Tax Claim, Medpace Claim, Subordinated 510(b) Claim or Subordinated 510(c) Claim.

1.66 "Governmental Unit" has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

1.67 "Holder" means an Entity holding a Claim, Interest or Liquidating Trust Interest.

1.68 "Impaired" means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.69 "Impaired Class" means a Class of Claims or Interests that is Impaired.

1.70 "Indemnified Persons" means the Liquidating Trustee and its current equity holders, including shareholders, partnership interest holders and limited liability company unit holders, Affiliates, partners, subsidiaries, members, officers, directors, managers serving on a board of managers, principals, employees, agents, managed funds, advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals, together with their respective predecessors, successors and assigns (in each case, solely in their capacity as such).

1.71 "Interests" means the legal interests, equitable interests, contractual interests, equity interests or ownership interests, or other rights of any Person or Entity in the Debtor, including all capital stock, stock certificates, common stock, preferred stock, partnership interests, limited liability company or membership interests, rights, treasury stock, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtor, partnership interests in the Debtor's stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any such equity, common stock, preferred stock, ownership interests or other shares of capital stock of the Debtor or obligating the Debtor to issue, transfer or sell any

shares of capital stock whether or not certificated, transferable, voting or denominated stock or a similar security.

1.72 **"IRS"** means the Internal Revenue Service.

1.73 **"Lien"** has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code.

1.74 **"Liquidating Trust"** means the trust described in Article V.C of the Plan to be established under Delaware trust law that, among other things, shall make Distributions pursuant to the terms of the Plan and Liquidating Trust Agreement. With respect to any action required or permitted to be taken by the Liquidating Trust, the term includes the Liquidating Trustee or any other person or entity authorized to take such action in accordance with the Liquidating Trust Agreement.

1.75 **"Liquidating Trust Agreement"** means the agreement, substantially in the form attached hereto as Exhibit C, establishing the Liquidating Trust in conformity with the provisions of the Plan, which shall be approved in the Confirmation Order and entered into by the Debtor, on behalf of the beneficiaries, and the Liquidating Trustee on the Effective Date pursuant to the terms of the Plan, which shall be in form and substance reasonably acceptable to the Debtor and Medpace.

1.76 **"Liquidating Trust Assets"** means the Effective Date Free Cash transferred to the Liquidating Trust pursuant to Article V.C.2 of the Plan and any additional Cash transferred to the Liquidating Trust pursuant to Article V.E.2 of the Plan.

1.77 **"Liquidating Trust Budget Amount"** means Cash in the amount of $231,275, which is the estimated cost of administering the Liquidating Trust.

1.78 **"Liquidating Trust Funding Amount"** means the sum of the Liquidating Trust Budget Amount and the Class 3 Payment Amount.

1.79 **"Liquidating Trust Interests"** means the uncertificated beneficial interests in the Liquidating Trust representing the right of Holders of Allowed General Unsecured Claims to receive Distributions from the Liquidating Trust in accordance with Article V.C.5 of the Plan and the Liquidating Trust Agreement.

1.80 **"Liquidating Trust Proceeds"** means the Cash proceeds generated by the Liquidating Trust after the Effective Date of the Plan.

1.81 **"Liquidating Trustee"** means the Person or Entity appointed by the Debtor in accordance with Article V.C.6 hereof to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement.

1.82 **"Local Rules"** means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

1.83 **"Medpace"** means Medpace, Inc.

1.84 "Medpace Administrative Claim" has the meaning ascribed to such term in Article IX.D of the Plan.

1.85 "Medpace Claim" means the Claim asserted by Medpace against the Debtor for purported defaults under that certain Amended and Restated Master Services Agreement, dated as of March 25, 2014, in the amount of $4,312,698.51, which Claim is deemed Allowed pursuant to Article II.D.2 of the Plan.

1.86 "Medpace Released Parties" means Medpace and its affiliates, subsidiaries, partners (including general partners and limited partners), investors, managing members, officers, directors, principals, employees, managers, controlling persons, agents, attorneys, other professionals, advisors, and representatives, and each and all of their respective heirs, successors, and legal representatives, each in their capacities as such.

1.87 "Miscellaneous Secured Claim" means a Claim (a) that is secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or (b) that is subject to setoff under section 553 of the Bankruptcy Code and such right of setoff has been asserted by the holder of such right prior to the Confirmation Date in a properly Filed motion for relief from the automatic stay, to the extent of the value of the Claimholder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

1.88 "NephroGenex" means NephroGenex, Inc., a Delaware corporation.

1.89 "New Common Stock" means the shares of common stock of Reorganized NephroGenex authorized under Article V.A.4 of the Plan and the Reorganized NephroGenex Certificate of Incorporation as of the Effective Date.

1.90 "Objection(s)" means any objection, application, motion, complaint or other legal proceeding seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim).

1.91 "Official Bankruptcy Forms" means the Official Bankruptcy Forms, prescribed by the Judicial Conference of the United States, the observance and use of which is required pursuant to Bankruptcy Rule 9009, as such forms may be amended, revised or supplemented from time to time.

1.92 "Ordinary Course Professionals" means those professionals authorized to be retained and compensated by the Debtor pursuant to the Order Under Sections 105(a), 327, 330 and 331 of the Bankruptcy Code, Bankruptcy Rule 2014 and Local Rule 2014-1 Authorizing the Employment and Payment of Professionals Used in the Ordinary Course of Business [Docket No. 55].

1.93 "Periodic Distribution Date" means the date selected by the Liquidating Trustee for making a Distribution to Holders of Allowed Claims in accordance with Article IV of the Liquidating Trust Agreement.

1.94 "Permissible Investments" means (a) short-term direct obligations of, or obligations guaranteed by, the United States of America, (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof, (c) demand deposits or certificates of deposit at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000, or (d) such other investments as the Court may approve from time to time.

1.95 "Person" has the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

1.96 "Petition Date" means April 30, 2016, the date on which the Debtor Filed its petition for relief commencing the Chapter 11 Case.

1.97 "Plan" means this chapter 11 plan of reorganization proposed by the Plan Proponent, including all exhibits and schedules attached hereto or otherwise incorporated herein, as such Plan may be altered, amended, modified or supplemented from time to time, including in accordance with its terms, the Bankruptcy Code and the Bankruptcy Rules, which shall be in form and substance reasonably acceptable to the Debtor and Medpace.

1.98 "Plan Filing Date" means February 17, 2017, the date of the initial filing in the Chapter 11 Case of the Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor.

1.99 "Plan Proponent" means the Debtor.

1.100 "Plan Supplement" means the compilation(s) of documents and forms of documents, including any exhibits and schedules to the Plan not included herewith, that the Debtor shall File with the Court on or before the Plan Supplement Filing Date, as the same may be amended, supplemented, revised or modified from time to time, which shall be in form and substance reasonably acceptable to the Debtor and Medpace.

1.101 "Plan Supplement Filing Date" means the date on which the Plan Supplement shall be Filed with the Court, which date shall be at least five (5) Business Days prior to the Voting Deadline or such other date as may be approved by the Court without further notice to parties in interest.

1.102 "Priority Claims" means, collectively, Priority Non-Tax Claims and Priority Tax Claims.

1.103 "Priority Non-Tax Claim" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

1.104 "Priority Tax Claim" means any Claim accorded priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

1.105 "Professional" means any professional employed by the Debtor in the Chapter 11 Case pursuant to sections 327, 328, 363 or 1103 of the Bankruptcy Code and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code, other than Ordinary Course Professionals.

1.106 "Professional Fee Bar Date" means the deadline for Filing all applications for Professional Fee Claims, which shall be thirty (30) days after the Effective Date, as set forth in Article IX.A.1 of the Plan.

1.107 "Professional Fee Claim" means a Claim of a Professional pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code for compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date.

1.108 "Professional Fee Estimate" means (i) with respect to any Professional, a good-faith estimate of such Professional's anticipated accrued unpaid Professional Fee Claims as of the Effective Date to be provided by each Professional in writing to the Debtor prior to the commencement of the Confirmation Hearing, or in the absence of such a writing, to be prepared by the Debtor, and (ii) collectively, the sum of all individual Professional Fee Estimates. The Debtor estimates that the Professional Fee Estimate will be approximately $500,000.

1.109 "Professional Fee Order" means the Order Establishing Procedures for Interim Compensation and Reimbursement of Professionals [Docket No. 52].

1.110 "Professional Fee Reserve" means the reserve of Cash funded by the Debtor and maintained by the Liquidating Trust for the benefit of Holders of Allowed Professional Fee Claims in an amount equal to the Professional Fee Estimate.

1.111 "Proof of Claim" means the proof of claim that must be Filed before the applicable Bar Date, which term shall include a request for payment of an administrative expense claim.

1.112 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

1.113 "Rejection Bar Date" means the deadline by which a counterparty to a rejected Executory Contract or an Unexpired Lease of the Debtor must File a Proof of Claim for damages resulting from the rejection of such Executory Contract or Unexpired Lease by the Debtor, which deadline shall be the later of: (a) the General Bar Date; (b) thirty (30) days after the entry of an order by the Court authorizing such rejection; or (c) such other date, if any, as the Court may fix in the order authorizing such rejection.

1.114 "Reorganized Debtor" means Reorganized NephroGenex.

1.115 "Reorganized NephroGenex" means NephroGenex, on and after the Effective Date.

1.116 "Reorganized NephroGenex Bylaws" means Reorganized NephroGenex's bylaws substantially in the form attached hereto as Exhibit B, which shall be acceptable in form and substance to Medpace.

1.117 "Reorganized NephroGenex Certificate of Incorporation" means Reorganized NephroGenex's certificate of incorporation substantially in the form attached hereto as Exhibit A, which shall be acceptable in form and substance to Medpace.

1.118 "Retained Books and Records" means, collectively, (i) the Debtor's Books and Records in the form of electronic mail correspondence, (ii) the Debtor's Books and Records containing privileged communications and (iii) all minutes of the Debtor's board of directors or any subcommittee thereof, and any presentations made or provided to such bodies.

1.119 "Scheduled" means, with respect to any Claim, the status and amount, if any, of that Claim as set forth in the Schedules.

1.120 "Schedules" mean the schedules of assets and liabilities, schedules of executory contracts and statement of financial affairs Filed by the Debtor pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms, as such schedules and statement have been or may be supplemented or amended from time to time in accordance with Bankruptcy Rule 1009 or any orders of the Court.

1.121 "Solicitation Procedures Order" means the Order (A) Approving Disclosure Statement; (B) Scheduling Hearing on Confirmation of Plan; (C) Establishing Deadlines and Procedures for (I) Filing Objections to Confirmation of Plan, (II) Claim Objections and (III) Temporary Allowance of Claims for Voting Purposes; (D) Determining Treatment of Certain Unliquidated, Contingent or Disputed Claims for Notice, Voting and Distribution Purposes; (E) Setting Record Date; (F) Approving (I) Solicitation Packages and Procedures for Distribution, (II) Form of Notice of Hearing on Confirmation and Related Matters and (III) Forms of Ballots; (G) Establishing Voting Deadline and Procedures for Tabulation of Votes; and (H) Granting Related Relief [Docket No. 370].

1.122 "Subordinated 510(b) Claim" means any Claim subordinated pursuant to section 510(b) of the Bankruptcy Code, including pursuant to a Final Order of the Court.

1.123 "Subordinated 510(c) Claim" means any Claim that has been subordinated pursuant to section 510(c) of the Bankruptcy Code, including pursuant to a Final Order of the Court, or is for punitive or exemplary damages or for a fine or penalty, to the extent permitted by applicable law.

1.124 "Substantial Contribution Claim" means a Claim under subsections 503(b)(3), (b)(4) or (b)(5) of the Bankruptcy Code for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case.

1.125 "Unclaimed Distributions" means any undeliverable or unclaimed Distributions.

1.126 "Unexpired Lease(s)" means a lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.127 "Unimpaired" means, when used in reference to a Claim or a Class, a Claim or a Class that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.128 "U.S. Trustee Fees" means fees payable pursuant to 28 U.S.C. § 1930.

1.129 "Voting Deadline" means April 28, 2017, at 4:00 p.m. (Pacific Time), the date and time by which all Ballots to accept or reject the Plan must be received in order to be counted, as set forth by the Solicitation Procedures Order.

C. Rules of Interpretation

For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document, exhibit or schedule Filed or to be Filed means such document, exhibit or schedule as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D. Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E. Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan and (ii) the state of incorporation of the Debtor shall govern corporate governance matters with respect to the Debtor, in either case without giving effect to the principles of conflicts of law thereof.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

A. Introduction

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy

Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

B. Unclassified Claims

1. Administrative Claims

2. Priority Tax Claims

C. Unimpaired Classes of Claims

1. Class 1: Miscellaneous Secured Claims

Class 1 consists of all Miscellaneous Secured Claims. Each Holder of an Allowed Miscellaneous Secured Claim shall be placed in a separate subclass, and each subclass shall be treated as a separate Class for Distribution purposes.

2. Class 2: Priority Non-Tax Claims

Class 2 consists of all Priority Non-Tax Claims.

D. Impaired Classes of Claims

1. Class 3: General Unsecured Claims

Class 3 consists of all General Unsecured Claims.

2. Class 4: Medpace Claim

Class 4 consists of the Medpace Claim.

3. Class 5: Subordinated 510(c) Claims

Class 5 consists of all Subordinated 510(c) Claims.

4. Class 6: Subordinated 510(b) Claims

Class 6 consists of all Subordinated 510(b) Claims.

E. Impaired Class of Interests

1. Class 7: Interests

Class 7 consists of all Interests.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

A. Unclassified Claims

1. Administrative Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim (other than a Professional) shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee shall have agreed upon in writing (provided, that, with respect to any agreed treatment by the Debtor or the Liquidating Trustee regarding any claim of Cassel Salpeter & Co., LLC, Medpace provides its agreement in writing to such treatment); provided, however, that Allowed Administrative Claims (other than those asserted by Professionals) with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) on or prior to the Effective Date, by the Debtor, and (y) after the Effective Date, by the Liquidating Trustee. Allowed Professional Fee Claims shall be paid from the Professional Fee Reserve pursuant to Article V.E.1 of the Plan.

2. Priority Tax Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, a Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee shall have agreed upon in writing.

B. Unimpaired Claims

1. Class 1: Miscellaneous Secured Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, at the option of the Liquidating Trustee, a Holder of an Allowed Miscellaneous Secured Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Miscellaneous Secured Claim, (a) Cash from the Liquidating Trust equal to the

value of such Allowed Miscellaneous Secured Claim, (b) a return of the Holder's Collateral securing the Miscellaneous Secured Claim, (c) such treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired or (d) such other treatment as to which such Holder and the Liquidating Trustee shall have agreed upon in writing.

Any Holder of a Miscellaneous Secured Claim shall retain its Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold free and clear of such Lien) to the same extent and with the same priority as such Lien held as of Petition Date until such time as (A) the Holder of such Miscellaneous Secured Claim (i) has been paid Cash equal to the value of its Allowed Miscellaneous Secured Claim, (ii) has received a return of the Collateral securing the Miscellaneous Secured Claim or (iii) has been afforded such other treatment as to which such Holder and the Liquidating Trustee shall have agreed upon in writing; or (B) such purported Lien has been determined by an order of the Court to be invalid or otherwise avoidable.

2. Class 2: Priority Non-Tax Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, a Holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Non-Tax Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee shall have agreed upon in writing.

C. Impaired Claims

1. Class 3: General Unsecured Claims

On the Distribution Date, each Holder of an Allowed General Unsecured Claim shall receive, on account of such Allowed General Unsecured Claim, its Pro Rata share of the Liquidating Trust Interests.

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests shall be made from the Liquidating Trust Assets and Liquidating Trust Proceeds after paying, reserving against or satisfying, among other things, the operating and administrative expenses of the Liquidating Trust, including but not limited to all costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

2. Class 4: Medpace Claim

The Medpace Claim is an Allowed Claim under the Plan. On the Distribution Date, Medpace shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for such Allowed Medpace Claim, one hundred percent (100%) of the New Common Stock issued and outstanding as of the Effective Date.

3. Class 5: Subordinated 510(c) Claims

On or after the Effective Date, all Subordinated 510(c) Claims shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Claims.

4. Class 6: Subordinated 510(b) Claims

On or after the Effective Date, all Subordinated 510(b) Claims shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Claims.

D. Interests

1. Class 7: Interests

On the Effective Date, all Interests shall be deemed automatically cancelled, released and extinguished without further action by the Debtor or the Reorganized Debtor, and the obligations of the Debtor thereunder shall be discharged, and each Holder of an Interest shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Interests.

E. Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Court or any document or agreement enforceable pursuant to the terms of the Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Debtor, the Reorganized Debtor and/or the Liquidating Trust with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

F. Allowed Claims

Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make Distributions to Holders of Allowed Claims. No Holder of a Disputed Claim shall receive any Distribution on account thereof until (and then only to the extent that) its Disputed Claim becomes an Allowed Claim. The Liquidating Trustee may, in its discretion, withhold Distributions otherwise due hereunder to any Claimholder until the Claims Objection Deadline, to enable a timely objection thereto to be Filed. Any Holder of a Claim that becomes an Allowed Claim after the Effective Date shall receive its Distribution in accordance with the terms and provisions of the Plan and/or the Liquidating Trust Agreement, as applicable.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

A. Acceptance by an Impaired Class

In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

B. Presumed Acceptances by Unimpaired Classes

Classes 1 and 2 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claimholders are conclusively presumed to accept the Plan, and the votes of such Claimholders shall not be solicited.

C. Classes Deemed to Reject Plan

Holders of Claims in Classes 5 and 6 and Interest Holders in Class 7 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, such Claim and Interest Holders are conclusively deemed to reject the Plan, and the votes of such Claimholders and Interest Holders shall not be solicited.

D. Impaired Class of Claims Entitled to Vote

Because Claims in Classes 3 and 4 are Impaired under the Plan and Holders of such Claims shall receive or retain property under the Plan, Holders of Claims in Classes 3 and 4 are entitled to vote and shall be solicited with respect to the Plan.

E. Vacant Classes

Any Class or sub-Class of Claims or Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by at least one allowed Claim or allowed Interest, as applicable, or at least one Claim or Interest, as applicable, temporarily allowed under Bankruptcy Rule 3018, shall not be included for purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

F. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Because Classes 5, 6 and 7 are deemed to reject the Plan, the Debtor shall (i) seek confirmation of the Plan from the Court by employing the "cramdown" procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance with Article XII.A hereof. The Debtor reserves the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or schedule, including to amend or modify the Plan or such exhibits or schedules to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

A. Corporate Action

1. Continued Corporate Existence

The Debtor shall continue to exist after the Effective Date as the Reorganized Debtor in accordance with the applicable law in the jurisdiction in which it is incorporated and pursuant to its certificate of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificate and bylaws are amended on the Effective Date.

2. Cancellation of Existing Securities and Agreements

Except as otherwise provided in the Plan, and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date, any and all Interests, including promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, other than a Claim that is being reinstated and rendered Unimpaired, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed automatically canceled, retired, released and/or extinguished and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtor under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

3. Certificate of Incorporation and Bylaws

The certificate of incorporation and bylaws of the Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The Reorganized NephroGenex Certificate of Incorporation and Reorganized NephroGenex Bylaws shall be in substantially the forms attached to the Plan as Exhibit A and Exhibit B, respectively, and shall be acceptable in form and substance to Medpace.

4. Authorization and Issuance of New Common Stock

As of the Effective Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, the Reorganized Debtor is authorized to issue shares of New Common Stock to the Holder of the Medpace Claim. On or as soon as practicable after the Effective Date, shares of New Common Stock shall be issued by the Reorganized

Debtor pursuant to the Plan, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule.

5. Directors and Officers of Reorganized Debtor

On the Effective Date, the term of the current board of directors of NephroGenex shall expire. The individuals proposed to serve as officers and directors of the Reorganized Debtor shall be designated by Medpace and identified on a schedule attached to the Plan Supplement.

6. No Further Action

Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Person or Entity, including but not limited to, Holders of Claims or Interests against or in the Debtor, or directors or officers of the Debtor.

B. Books and Records; Privilege Matters

1. Legal Representation of the Debtor After the Effective Date

Upon the Effective Date, the attorney-client relationship between the Debtor and its current counsel, Cole Schotz P.C., shall be deemed terminated. Current counsel for the Debtor shall not be precluded from representing the Liquidating Trust; provided, however, that in no event shall such counsel, in its capacity as counsel to the Liquidating Trust, bring an action against the Reorganized Debtor.

2. Transfer of Debtor's Books and Records

On or before the Effective Date, the Debtor shall transfer (i) the Retained Books and Records to the Liquidating Trust, and (ii) all other Books and Records to the Reorganized Debtor. Upon the termination of the Liquidating Trust, the Retained Books and Records shall be transferred to the Reorganized Debtor. The Liquidating Trust shall provide prompt access to non-privileged Retained Books and Records to the Reorganized Debtor upon request. Prior to the transfer of the Retained Books and Records from the Debtor to the Liquidating Trust, the Debtor (at the direction of Medpace) or the Reorganized Debtor, as applicable, will have the ability to make copies of any information it deems necessary for the continuation of the Debtor's business; provided, however, that to the extent any information to be copied is protected by any privilege, the relevant parties shall execute a non-disclosure agreement to ensure such privilege is not waived.

3. Transfer of Evidentiary Privileges; Document Requests

Notwithstanding anything to the contrary herein, on the Effective Date, the Liquidating Trustee shall succeed to the evidentiary privileges (including attorney-client, joint-client, joint-defense, common interest and other privileges) formerly held by the Debtor.

Accordingly, to the extent that documents are requested from current counsel to the Debtor by any Person or Entity, after the Effective Date, only the Liquidating Trustee shall have the ability to waive such attorney-client or other privileges. In addition, current counsel to the Debtor shall have no obligation to produce any documents currently in its possession as a result of or arising in any way out of its representation of the Debtor unless (i) the Person or Entity requesting such documents serves its request on the Liquidating Trustee; (ii) the Liquidating Trustee consents in writing to such production and any waiver of the attorney-client or other privilege such production might cause; and (iii) the Liquidating Trustee or the Person or Entity requesting such production agrees to pay the reasonable costs and expenses incurred by current counsel for the Debtor in connection with such production.

Finally, to the extent that documents are requested from the Liquidating Trust by any Person or Entity, the Liquidating Trustee (on behalf of the Liquidating Trust) shall be entitled to assert all applicable evidentiary privileges, including attorney-client privilege, formerly held by the Debtor, and shall have no obligation to produce any documents currently in its possession unless the Person or Entity requesting such production agrees to pay the reasonable costs and expenses incurred by the Liquidating Trust, including the reasonable fees of counsel, in connection with such production; provided, however, that nothing herein shall impair the Reorganized Debtor's rights to promptly obtain non-privileged Retained Books and Records from the Liquidating Trust upon request.

C. The Liquidating Trust

1. Establishment and Administration of the Liquidating Trust

(a) On the Effective Date, the Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the purpose of, among other things, (i) holding and maintaining the Retained Books and Records; (ii) holding the Liquidating Trust Assets; (iii) resolving all Disputed Claims and any Claim objections pending as of the Effective Date; (iv) prosecuting any objections to Claims that the Liquidating Trustee deems appropriate and resolving such objections; and (v) making Distributions from the Liquidating Trust to Holders of Allowed Claims as provided for in the Plan and/or the Liquidating Trust Agreement; provided, however, that the Liquidating Trustee must first receive written agreement from Medpace before resolving claims under (iii) or prosecuting objections under (iv), involving Cassel Salpeter & Co., LLC.

(b) Upon execution of the Liquidating Trust Agreement, the Liquidating Trustee shall be authorized to take all steps necessary to complete the formation of the Liquidating Trust. The Liquidating Trust shall be administered by the Liquidating Trustee in accordance with the Liquidating Trust Agreement.

(c) It is intended that the Liquidating Trust be classified for federal income tax purposes as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d) and as a "grantor trust" within the meaning of Sections 671 through 679 of the Internal Revenue Code. In furtherance of this objective, the Liquidating Trustee, in its business judgment, shall make continuing best efforts not to unduly prolong the duration of the Liquidating Trust. All Liquidating Trust Assets held by the Liquidating Trust on the Effective

Date shall be deemed for federal income tax purposes to have been distributed by the Debtor on a Pro Rata basis to Holders of Allowed General Unsecured Claims and then contributed by such Holders to the Liquidating Trust in exchange for the Liquidating Trust Interests. All Holders of Allowed General Unsecured Claims have agreed to use the valuation of the Liquidating Trust Assets transferred to the Liquidating Trust as established by the Liquidating Trustee for all federal income tax purposes. The beneficiaries under the Liquidating Trust shall be treated as the deemed owners of the Liquidating Trust. The Liquidating Trust shall be responsible for filing information on behalf of the Liquidating Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

2. Assets of the Liquidating Trust

On or before the Effective Date, the Debtor shall transfer and assign to the Liquidating Trust all of its right, title and interest in and to the Effective Date Free Cash, and in accordance with section 1141 of the Bankruptcy Code, such Cash shall automatically vest in the Liquidating Trust free and clear of all Claims and Liens, subject only to the Allowed Claims of the Holders of Liquidating Trust Interests as set forth in the Plan and the expenses of the Liquidating Trust as set forth herein and in the Liquidating Trust Agreement. Thereupon, neither the Debtor nor the Reorganized Debtor shall have any interest in or with respect to the Effective Date Free Cash.

3. Other Funds to be Transferred to the Liquidating Trust

Pursuant to Article V.E.1 of the Plan, on or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the amount of the Professional Fee Estimate, which Cash shall be used by the Liquidating Trustee to fund the Professional Fee Reserve.

Pursuant to Article V.E.2 of the Plan, on or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Liquidating Trustee to fund the Administrative Claims Reserve.

4. Rights and Powers of the Liquidating Trust and the Liquidating Trustee

(a) Except as otherwise provided in the Plan and without infringing or duplicating any of the rights and powers of the Reorganized Debtor, the Liquidating Trustee shall be deemed the Estate's representative in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Bankruptcy Rule 2004, and the right to (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (ii) make Distributions contemplated by the Plan and the Liquidating Trust Agreement; (iii) establish and administer any necessary reserves that may be required, including the Disputed Claims Reserve, the Administrative Claims Reserve and the Professional Fee Reserve; (iv) object to Disputed Claims and, without Court approval, settle, compromise, withdraw or resolve in any manner such objections; (v) employ and compensate professionals (including professionals previously retained by the Debtor), <u>provided</u>, <u>however</u>,

that any such compensation shall be made only out of the Liquidating Trust Assets and Liquidating Trust Proceeds; and (vi) file all federal, state and local tax returns if necessary; provided, however, that the Liquidating Trustee shall not have the ability to file federal and state income tax returns for the Debtor or Reorganized Debtor for tax year 2017 or any year thereafter. Notwithstanding anything to the contrary, the Liquidating Trust shall neither impair nor duplicate the rights, duties, or powers of the Reorganized Debtor.

(b) The Liquidating Trustee has full authority to take any steps necessary to administer the Liquidating Trust Agreement, including without limitation, the duty and obligation to make Distributions from the Liquidating Trust Assets and the Liquidating Trust Proceeds in accordance with the provisions of the Plan, all in accordance with the Liquidating Trust Agreement.

5. Liquidating Trust Interests

(a) On the Effective Date, each Holder of an Allowed General Unsecured Claim shall, by operation of the Plan, receive its Pro Rata share of the Liquidating Trust Interests. Liquidating Trust Interests shall be reserved for Holders of Disputed General Unsecured Claims and issued by the Liquidating Trust to, and held by the Liquidating Trustee in, the Disputed Claims Reserve pending allowance or disallowance of such Claims. No other Entity shall have any interest, legal, beneficial or otherwise, in the Liquidating Trust Assets upon the assignment and transfer of such assets to the Liquidating Trust.

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests shall be made from the Liquidating Trust Assets and Liquidating Trust Proceeds after paying, reserving against or satisfying, among other things, the operating and administrative expenses of the Liquidating Trust, including but not limited to all costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

(b) The Liquidating Trust Interests shall be uncertificated and shall be nontransferable except upon death of the Holder or by operation of law. Holders of Liquidating Trust Interests, in such capacity, shall have no voting rights with respect to such interests. The Liquidating Trust shall have a term of five (5) years from the Effective Date, without prejudice to the rights of the Liquidating Trust to extend such term conditioned upon the Liquidating Trust (i) not becoming subject to the Securities Exchange Act of 1934 (as now in effect or hereafter amended) and (ii) obtaining the Reorganized Debtor's prior written consent to extend such term (such consent not to be unreasonably withheld).

6. Appointment of a Liquidating Trustee

(a) The initial Liquidating Trustee shall be John P. Hamill LLC, the sole member of which is John P. Hamill, the Debtor's current Chief Executive Officer and Chief Financial Officer. The appointment of the Liquidating Trustee shall be approved in the Confirmation Order, and such appointment shall be as of the Effective Date. The Liquidating

Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Plan and Liquidating Trust Agreement.

(b) The Liquidating Trustee shall not be obligated to obtain a bond but may do so, in its sole discretion, in which case the expense incurred by such bonding shall be paid by the Liquidating Trust.

(c) The Liquidating Trustee and its professionals shall be exculpated and indemnified pursuant to and in accordance with the terms of the Plan and Liquidating Trust Agreement.

7. Indemnification of Liquidating Trustee and Certain Other Parties

The Indemnified Persons shall be held harmless and shall not be liable for actions taken or omitted in their capacity as, or on behalf of, the Liquidating Trust or Liquidating Trustee (as applicable), except those acts that are determined by Final Order of the Court to have arisen out of their own intentional fraud, willful misconduct or gross negligence. Each Indemnified Person shall be entitled to be indemnified, held harmless and reimbursed for fees and expenses including, without limitation, reasonable attorney's fees, which such Persons and Entities may incur or may become subject to or in connection with any action, suit, proceeding or investigation that is brought or threatened against such Persons or Entities in respect of that Person's or Entity's actions or inactions regarding the implementation or administration of the Plan, or the discharge of their duties under the Plan or Liquidating Trust Agreement, except for any actions or inactions that are determined by Final Order of the Court to have arisen from intentional fraud, willful misconduct or gross negligence. Any Claim of the Indemnified Persons to be indemnified, held harmless or reimbursed shall be satisfied solely from the Liquidating Trust Assets, Liquidating Trust Proceeds and any applicable insurance coverage.

8. Distributions to Holders of Allowed General Unsecured Claims

(a) Initial Distributions. On the Distribution Date, the Liquidating Trustee shall make, or shall make adequate reserves in the Disputed Claims Reserve for, the Distributions required to be made under the Plan to Holders of Allowed General Unsecured Claims. The Liquidating Trustee shall not make any Distributions of Liquidating Trust Assets to the beneficiaries under the Liquidating Trust unless the Liquidating Trustee retains and reserves in the Disputed Claims Reserve such amounts as are required under Article VI.H.3 of the Plan.

(b) Interim Distributions. The Liquidating Trustee shall make interim Distributions of Cash to Holders of Liquidating Trust Interests in accordance with the Plan and Article IV of the Liquidating Trust Agreement.

(c) Final Distributions. The Liquidating Trust shall terminate and the Liquidating Trustee shall make the final Distributions upon the occurrence of the earlier of (a) the substantial completion of all the Liquidating Trustee's duties, responsibilities and obligations under the Liquidating Trust Agreement, and (b) the fifth (5th) anniversary of the Effective Date; provided, however, that termination of the Liquidating Trust shall only be deemed effective upon the filing by the Liquidating Trustee with the Court of a certification of

termination of the Liquidating Trust. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the term of the Liquidating Trust may be extended for one or more finite terms based upon the particular facts and circumstances present at that time, if an extension is necessary to the liquidating purpose of the Trust and the prior written consent of the Reorganized Debtor is obtained (such consent not to be unreasonably withheld).

Upon termination of the Liquidating Trust, if the Liquidating Trustee reasonably determines that any remaining Liquidating Trust Assets and Liquidating Trust Proceeds are insufficient to render a further distribution practicable, or exceed the amounts required to be paid under the Plan, the Liquidating Trustee shall transfer such remaining funds to a charitable institution selected by the Liquidating Trustee, which charitable institution shall be qualified as a not-for-profit corporation under applicable federal and state laws.

9. Distributions to Holders of Administrative and Priority Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date an Administrative Claim, Priority Tax Claim or Priority Non-Tax Claim becomes an Allowed Claim, the Liquidating Trustee shall make the Distributions required to be made under the Plan to Holders of Allowed Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims, subject to the limitations set forth in Section 5.4 of the Liquidating Trust Agreement.

10. Distributions to Medpace

On or as soon as reasonably practicable after the Effective Date, Medpace shall receive the New Common Stock, representing all the equity interests in the Reorganized Debtor.

D. Vesting of Assets; Release of Liens

As of the Effective Date, the property of the Debtor's Estate (including, for the avoidance of doubt, all of the Debtor's intellectual property), together with any property of the Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall vest in the Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtor may operate it business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court. As of the Effective Date, all property of the Reorganized Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtor may, without application to or approval by the Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

E. Accounts and Reserves

1. Professional Fee Reserve

On or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the Amount of the Professional Fee Estimate, which Cash shall be used by the Liquidating Trustee to fund the Professional Fee Reserve. The Cash so transferred shall not be used for any

purpose other than to pay Allowed Professional Fee Claims. The Liquidating Trustee (i) shall segregate and shall not commingle the Cash held in the Professional Fee Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, shall pay each Professional Fee Claim of a Professional employed by the Debtor, on or as soon as reasonably practicable after entry of a Final Order allowing such Claim. After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Professional Fee Reserve shall be transferred to and become part of the Administrative Claims Reserve. The Reorganized Debtor and Medpace have standing to object for any reason or cause to Final Fee Applications and any other request by a Professional for the payment of fees and expenses in the Chapter 11 Case. In the event that the Reorganized Debtor or Medpace asserts an objection to a Professional's request for the payment of fees or expenses, counsel to the Debtor shall not represent such Professional in connection with resolution of such objection.

The Professionals employed by the Debtor shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of Final Fee Applications, from the Professional Fee Reserve. Any time or expenses incurred in the preparation, filing and prosecution of Final Fee Applications shall be disclosed by each Professional in its Final Fee Application and shall be subject to approval of the Court. For the avoidance of doubt, the Reorganized Debtor and the Liquidating Trustee will not be subject to liability for fees and expenses incurred for litigation over Professional Fee Claims.

2. Administrative Claims Reserve

On or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the Amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Liquidating Trustee to fund the Administrative Claims Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve) and Allowed Priority Claims. The Liquidating Trustee (i) shall segregate and shall not commingle the Cash held in the Administrative Claims Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, shall pay each Administrative Claim (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve) and Priority Claim on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (except Professional Fee Claims) and Priority Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Administrative Claims Reserve shall be used as follows: (i) first, to the extent that the amount of Effective Date Free Cash was less than the Liquidating Trust Funding Amount, Cash in the Administrative Claims Reserve shall be transferred to the Liquidating Trust until the Liquidating Trust has received the full Liquidating Trust Funding Amount; and (ii) second, after the Liquidating Trust has been fully funded (*i.e.*, the Liquidating Trust has received funding in the full amount of the Liquidating Trust Funding Amount), any remaining Cash in the Administrative Claims Reserve shall be transferred to and become property of the Reorganized Debtor.

3. Other Reserves

The Liquidating Trust shall establish and administer any other necessary reserves that may be required under the Plan or Liquidating Trust Agreement, including the Disputed Claims Reserve.

F. Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents without the payment of any such tax or governmental assessment.

G. Applicability of Section 1145 of the Bankruptcy Code

Under section 1145 of the Bankruptcy Code, the issuance of the Liquidating Trust Interests shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities.

Further, the issuance of the New Common Stock to Medpace under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state securities laws requiring registration of securities. Medpace shall be deemed a Bankruptcy Code section 1145 underwriter such that the New Common Stock issued to it shall be subject to applicable restrictions on transfer, and the certificate evidencing the New Common Stock shall be applicably legended to reflect such restrictions.

If either the Liquidating Trustee or Medpace determine, with the advice of respective counsel, that compliance is required with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee and/or Medpace, as the case may be, shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

H. Preservation of Causes of Action

In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtor shall retain and may (but is not required to) enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions or categories of actions specifically identified on a schedule attached to the Plan Supplement, and such Causes of Action shall vest in the Reorganized Debtor as of the Effective Date. The Reorganized Debtor, in its sole and absolute discretion, shall determine whether to bring, settle, release, compromise or enforce such Causes of Action (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtor or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtor or any successor holding such rights of action. No

Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Causes of Action against them as any indication that the Reorganized Debtor will not pursue any and all available Causes of Action against them. The Reorganized Debtor expressly reserves all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan. For the avoidance of doubt, the Reorganized Debtor shall not bring, and hereby waives and releases, any and all rights, claims or Causes of Action against the Debtor's current or former directors and officers that the Reorganized Debtor otherwise might be entitled to assert. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or an order of the Bankruptcy Court, the Reorganized Debtor expressly reserves all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise) or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or consummation of the Plan; provided, however, solely with respect to Avoidance Actions, only those Avoidance Actions specifically identified on a schedule attached to the Plan Supplement shall vest in the Reorganized Debtor, and all other Avoidance Actions shall be waived.

1. Causes of Action Recoveries

To the extent the Reorganized Debtor recovers Cash from an Entity pursuant to any Causes of Action, including Avoidance Actions, the Reorganized Debtor shall pay Cash to the Liquidating Trust in an amount equal to the Liquidating Trustee's obligation to pay such Entity on its Allowed Claim arising under section 502(h) of the Bankruptcy Code, if any. For the avoidance of doubt, and except as set forth in the prior sentence, the Reorganized Debtor shall retain all recoveries derived from any Causes of Action and shall have no obligation to make any distributions to Creditors.

I. Effectuating Documents; Further Transactions

The Debtor's Chief Executive Officer and Chief Financial Officer and the officers and directors of the Reorganized Debtor, if applicable, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtor's Chief Executive Officer and Chief Financial Officer shall be authorized to certify or attest to any of the foregoing actions.

J. Certain Obligations of Reorganized Debtor

The Reorganized Debtor shall (i) file federal and state income tax returns for the Debtor for tax year 2017; (ii) issue Form W-2 statements to the Debtor's employees for calendar year 2017; and (iii) issue Form 1099 statements to the Debtor's consultants for calendar year 2017.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

A. Distributions on Allowed Claims

Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date or become Allowed Claims thereafter shall be made by the Disbursing Agent pursuant to the terms and conditions of the Plan and the Liquidating Trust Agreement. Notwithstanding any other provision of the Plan to the contrary, no Distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the Schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely Filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently Filed Proof of Claim.

B. Disbursing Agent

The Disbursing Agent shall make all Distributions required under the Plan, subject to the terms and provisions of the Plan and the Liquidating Trust Agreement. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further Court approval, reasonable compensation from the Liquidating Trust for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties. The Disbursing Agent shall be authorized and directed to rely upon the Debtor's books and records and the Liquidating Trust's representatives and professionals in determining Allowed Claims entitled to Distributions under the Plan in accordance with the terms and conditions of the Plan.

C. Delivery of Distributions and Undeliverable or Unclaimed Distributions

1. Delivery of Distributions in General

Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim Filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is Filed or if the Debtor has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, after sufficient evidence of such addresses as may be requested by the Disbursing Agent is provided, (c) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtor or the Disbursing Agent at the time of the Distribution or (e) in the case of the Holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

In making Distributions under the Plan, the Disbursing Agent may rely upon the accuracy of the Claims register maintained by the Claims Agent in the Chapter 11 Case, as modified by any Final Order of the Court disallowing Claims in whole or in part.

2. Undeliverable and Unclaimed Distributions

If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then-current address and such Holder provides sufficient evidence of such address as may be requested by the Disbursing Agent, at which time all missed Distributions shall be made to such Holder without interest, subject to the time limitations set forth below. Amounts in respect of undeliverable Distributions made by the Disbursing Agent shall be returned to the Disbursing Agent until such Distributions are claimed. The Disbursing Agent shall segregate and, with respect to Cash, deposit in a segregated account designated as an unclaimed Distribution reserve undeliverable and unclaimed Distributions for the benefit of all such similarly-situated Persons or Entities until such time as a Distribution becomes deliverable or is claimed, subject to the time limitations set forth below.

Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed Distribution within three (3) months after the date such Distribution was returned undeliverable shall be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution against the Debtor or its Estate, the Reorganized Debtor, the Liquidating Trustee, the Liquidating Trust, or their respective agents, attorneys, representatives, employees or independent contractors, and/or any of its or their property. In the case of undeliverable or unclaimed Distributions on account of Administrative Claims, Priority Tax Claims or Priority Non-Tax Claims, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Administrative Claims Reserve. In the case of undeliverable or unclaimed Distributions on account of Liquidating Trust Interests, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Liquidating Trust, and all title to and all beneficial interests in the Liquidating Trust Assets represented by any such undeliverable Distributions shall revert to and/or remain in the Liquidating Trust and shall be distributed in accordance with Article IV of the Liquidating Trust Agreement and the Plan. The reversion of such Cash to the Administrative Claims Reserve or the Liquidating Trust, as applicable, shall be free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and shall be treated in accordance with the terms of the Plan and the Liquidating Trust Agreement. Nothing contained in the Plan or the Liquidating Trust Agreement shall require the Debtor, the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

D. Means of Cash Payment

Cash payments made pursuant to the Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Disbursing Agent by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Disbursing Agent. In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular jurisdiction.

E. Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

F. Withholding and Reporting Requirements

In accordance with section 346 of the Bankruptcy Code and in connection with the Plan and all Distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority. The Disbursing Agent shall be authorized to take any and all actions necessary and appropriate to comply with such requirements.

All Distributions hereunder shall be subject to withholding and reporting requirements. As a condition of making any Distribution under the Plan, each Entity holding an Allowed Claim is required to provide any information necessary in writing, including returning W-9 statements, to effect the necessary information reporting and withholding of applicable taxes with respect to Distributions to be made under the Plan as the Disbursing Agent may request. The Disbursing Agent shall be entitled in its sole discretion to withhold any Distributions to a Holder of an Allowed Claim who fails to provide tax identification or social security information within the timeframe requested in writing by the Disbursing Agent to such Holder of an Allowed Claim, which timeframe shall not be less than thirty (30) days. The Distribution to any Holder of an Allowed Claim that fails to timely respond to the Disbursing Agent shall be treated as an undeliverable or unclaimed Distribution pursuant to Article VI.C.2 of the Plan.

Notwithstanding any other provision of the Plan, each Person and Entity receiving a Distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of tax obligations on account of any such Distribution.

G. Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

1. Objection Deadline; Prosecution of Objections

Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be Filed and served on the Holders of such Claims by the Claims Objection Deadline, as the same may be extended by the Court. If an objection has not been Filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtor but (ii) was not Scheduled as contingent, unliquidated and/or disputed, by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or Scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been Allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline shall be given only to those Persons or Entities that have requested notice in the Chapter 11 Case in accordance with Bankruptcy Rule 2002.

On and after the Effective Date, the Liquidating Trust shall have the authority to: (1) File, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Court; provided, however, that the objection to and settlement of Professional Fee Claims shall not be subject to this Article VI.G, but rather shall be governed by Article IX.A of the Plan. In the event that any objection Filed by the Debtor remains pending as of the Effective Date, the Liquidating Trustee shall be deemed substituted for the Debtor as the objecting party. Nothing in the Plan shall affect the right of the U.S. Trustee, the Reorganized Debtor or Medpace to object to claims for any reason or cause (including Administrative Claims and Professional Fee Claims), and such right is fully reserved.

The Liquidating Trust shall be entitled to assert all of the Debtor's rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization and/or equitable subordination and counter-claims with respect to Claims; provided, however, that the rights of the Reorganized Debtor to bring, settle, release, compromise or enforce Causes of Action are not impaired.

2. No Distributions Pending Allowance

Notwithstanding any other provision of the Plan or the Liquidating Trust Agreement, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

3. Disputed Claims Reserve

On the Distribution Date and on each subsequent Periodic Distribution Date, the Liquidating Trust shall withhold on a Pro Rata basis from property that would otherwise be distributed to Holders of General Unsecured Claims entitled to Distributions under the Plan on such date, in a separate Disputed Claims Reserve, such amounts or property as may be necessary to equal one hundred percent (100%) of Distributions to which Holders of such Disputed General Unsecured Claims would be entitled under the Plan if such Disputed Claims were allowed in their Disputed Claim Amount. The Liquidating Trust may request, if necessary, estimation for any Disputed General Unsecured Claim that is contingent or unliquidated, or for which the Liquidating Trust determines to reserve less than the Face Amount. If the Liquidating Trust elects not to request such an estimation from the Court with respect to a Disputed General Unsecured Claim that is contingent or unliquidated, the Liquidating Trust shall withhold the applicable Disputed Claims Reserve based upon the good faith estimate of the amount of such General Unsecured Claim by the Liquidating Trust. If practicable, the Liquidating Trust shall invest any Cash that is withheld as the Disputed Claims Reserve in an appropriate manner to ensure the safety of the investment, in accordance with Section 3.5 of the Liquidating Trust Agreement. Nothing in the Plan, the Disclosure Statement or the Liquidating Trust Agreement shall be deemed to entitle the Holder of a Disputed General Unsecured Claim to postpetition interest on such Claim, however.

4. Distributions After Allowance

Payments and Distributions to Holders of Disputed Claims that ultimately become Allowed Claims shall be made in accordance with provisions of the Liquidating Trust Agreement that govern Distributions to Holders of Allowed General Unsecured Claims (Article IV of the Liquidating Trust Agreement) and Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims (Article V of the Liquidating Trust Agreement).

5. De Minimis Distributions

The Liquidating Trust shall not be required to make any Distributions to Holders of Allowed Claims aggregating less than twenty-five dollars ($25.00). Cash that otherwise would be payable under the Plan to Holders of Liquidating Trust Interests but for this Article VI.G.5 shall remain Liquidating Trust Assets to be used in accordance with the Liquidating Trust Agreement. Cash that otherwise would be payable under the Plan to Holders of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims but for this Article VI.G.5 shall remain in the Administrative Claims Reserve.

6. Fractional Dollars

Any other provision of the Plan notwithstanding, the Disbursing Agent shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

7. Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

8. Distribution Record Date

The Disbursing Agent shall have no obligation to recognize the transfer or sale of any participation in any Allowed Claim that occurs after the close of business on the Distribution Record Date. Instead, the Disbursing Agent shall be entitled to recognize and deal for all purposes under the Plan with only those record Holders stated on the official Claims register or the Debtor's Books and Records, as applicable, as of the close of business on the Distribution Record Date.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Treatment of Contracts and Leases

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the Executory Contracts and Unexpired Leases to which the Debtor is a party shall be deemed automatically rejected by the Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtor, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Court as of the Confirmation Date or (iv) is identified on the Assumption Schedule as a contract to be assumed (which schedule shall be designated by Medpace); provided, however, that nothing contained in the Plan shall constitute an admission by the Debtor that any such contract or lease is an Executory Contract or Unexpired Lease or that the Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtor reserves its right, at any time before the Confirmation Date, to assume any Executory Contract or Unexpired Lease that was not already rejected prior to the Confirmation Date. The Confirmation Order shall constitute an order of the Court approving the assumptions and rejections described in this Article VII.A, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

1. Establishment and Payment of Cure Amounts

The proposed Cure Amount for an Executory Contract or Unexpired Lease that is assumed pursuant to this Plan shall be zero dollars unless otherwise indicated in the Assumption Schedule. Cure obligations, if any, shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount in Cash within thirty (30) days after the Effective Date or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. In the event of a dispute regarding (a) the amount of any Cure Amount, (b) the ability of the Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (c) any other matter pertaining to assumption, any Cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made thirty (30) days following entry of a Final Order resolving the dispute and approving the assumption; provided, however, that following the resolution of any such dispute, the Debtor or Reorganized Debtor, as applicable, shall have the right to reject such Executory Contract or Unexpired Lease, with any such rejection by the Debtor or the Reorganized Debtor subject to the consent of Medpace.

B. Rejection Damages Bar Date

If the rejection of an Executory Contract or Unexpired Lease pursuant to Article VII.A gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor or its Estate, the Liquidating Trust or their respective successors or properties unless a Proof of Claim is Filed with the Claims Agent and served on counsel for the Liquidating Trust and counsel for the Reorganized Debtor

within thirty (30) days after service of notice of entry of the Confirmation Order. For the avoidance of doubt, Claims arising from the rejection of an Executory Contract or Unexpired Lease are forever barred and shall not be enforceable against the Reorganized Debtor, and shall be payable solely from the Liquidating Trust.

C. Indemnification Obligations

Subject to the last sentence of this Article VII.C, any obligations of the Debtor pursuant to its organizational documents, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse or limit the liability of any Person pursuant to the Debtor's organizational documents, policy of providing employee indemnification, applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such Persons based upon any act or omission related to such Persons' service with, for or on behalf of the Debtor prior to the Effective Date with respect to all present and future actions, suits and proceedings relating to the Debtor shall survive Confirmation of the Plan and except as set forth herein, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, however, that all obligations under this Article VII.C shall be limited solely to available insurance coverage and neither the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee nor any of their assets shall be liable for any such obligations. Any Claim based on the Debtor's obligations set forth in this Article VII.C shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. This provision for indemnification, reimbursement and limitation of liability shall not apply to or cover any Claims, suits or actions against a Person that result in a Final Order determining that such covered Person is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

D. Confidentiality Obligations Owed to Debtor

Any confidentiality agreement entered into between the Debtor and any other party requiring such party to maintain the confidentiality of the Debtor's proprietary information shall be deemed to be, and will be treated as though it is, an Executory Contract that is assumed pursuant to section 365 of the Bankruptcy Code under the Plan, so long as the Reorganized Debtor shall not have to pay any cure amounts or have any other obligations to effect the assumption thereto.

E. Treatment of Insurance Policies

The Debtor will assume under the Plan any and all insurance policies maintained by the Debtor that have not expired or terminated pursuant to their own terms on or before the Effective Date, including but not limited to policies issued by ACE American Insurance Company, AIG, Allied World, American Casualty Co. of Reading PA (CNA), Berkley Insurance Company, Chubb Insurance Company, Endurance, Federal Insurance Company, Illinois Union Insurance Company, National Union Fire Insurance Company of Pittsburgh, RSUI, Starr Indemnity & Liability, XL Specialty Insurance Company or their respective affiliates providing directors and officers insurance coverage, products liability insurance coverage, fiduciary liability insurance

coverage, employment practices liability insurance coverage and other customary insurance coverages. For the avoidance of doubt, the Reorganized Debtor shall not have to pay any cure amounts or have any other obligations to effect the assumption thereto.

ARTICLE VIII

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A. Conditions to Confirmation

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Article VIII.C of the Plan:

1. the Confirmation Order is in form and substance reasonably acceptable to the Debtor and Medpace and shall, among other things:

    (a) provide that the Debtor is authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the agreements or documents created under or in connection with the Plan; and

    (b) provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan; and

2. the Confirmation Order shall have been entered by the Court.

B. Conditions to Occurrence of the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article VIII.C of the Plan:

1. the Confirmation Order shall not then be stayed, vacated or reversed and shall not have been amended without the agreement of the Debtor and Medpace;

2. the Confirmation Order shall not then be subject to a pending appeal, and the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending;

3. the Liquidating Trust shall have been established and the Effective Date Free Cash shall have been transferred to and vested in the Liquidating Trust free and clear of all Claims and Liens, except as specifically provided in the Plan and the Liquidating Trust Agreement;

4. the Professional Fee Reserve and the Administrative Claims Reserve shall have been funded in Cash in full;

5. the Liquidating Trustee shall have been appointed and assumed its rights and responsibilities under the Plan and the Liquidating Trust Agreement, as applicable;

6. all actions, documents and agreements (including, but not limited to, the Plan, Disclosure Statement, Plan Supplement and Liquidating Trust Agreement) necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Debtor and Medpace, and such actions, documents and agreements shall have been effected or executed and delivered. The Liquidating Trust Agreement shall be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing shall have been satisfied or waived; and

7. the New Common Stock, representing all the Reorganized Debtor's equity interests, shall have been issued to Medpace.

C. Waiver of Conditions

Each of the conditions to Confirmation and the Effective Date set forth in Articles VIII.A and VIII.B of the Plan, respectively, may be waived in whole or in part by the Debtor without any other notice to parties in interest or the Court, provided that the Debtor has received the prior written consent of Medpace, which consent shall not unreasonably be withheld. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of any party to exercise any of its foregoing rights shall not be deemed a waiver of any of its other rights, and each such right shall be deemed an ongoing right that may be asserted thereby at any time.

D. Consequences of Non-Occurrence of Effective Date

If the Effective Date does not occur within ninety (90) days following the Confirmation Date, or by such later date after notice and hearing, as is proposed by the Debtor, then upon motion by the Debtor and upon notice to such parties in interest as the Court may direct, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims shall be null and void without further order of the Court; and (c) the time within which the Debtor may assume and assign or reject all Executory Contracts shall be extended for a period of thirty (30) days after such motion is granted.

ARTICLE IX

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

A. Professional Fee Claims

1. Final Fee Applications

All final requests for payment of Professional Fee Claims (the "Final Fee Applications") must be Filed no later than thirty (30) days after the Effective Date, and served upon the Office of the U.S. Trustee, counsel to the Liquidating Trustee, counsel to the Reorganized Debtor, counsel to the Debtor and counsel to Medpace (collectively, the "Fee Application Objection Parties"). Objections, if any, to Final Fee Applications of such Professionals must be Filed and served on the requesting Professional and the Fee Application Objection Parties no later than twenty (20) days from the date on which each such Final Fee Application is served and Filed.

For the avoidance of doubt, each of the U.S. Trustee, the Liquidating Trust, the Reorganized Debtor and Medpace shall have standing to object to Final Fee Applications, and to any other request by a Professional for the payment of fees and expenses in the Chapter 11 Case for any cause or reason. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court, the Allowed amounts of such Professional Fee Claims shall be determined by the Court.

2. Employment of Professionals after the Effective Date

From and after the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code or any order previously entered by the Court in seeking retention or compensation for services rendered or expenses incurred after such date shall terminate.

B. Substantial Contribution Compensation and Expenses Bar Date

Any Person or Entity that wishes to make a Substantial Contribution Claim based on facts or circumstances arising after the Petition Date must File an application with the Clerk of the Court, on or before the Administrative Claims Bar Date, and serve such application on the Fee Application Objection Parties and as otherwise required by the Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. Objections, if any, to the Substantial Contribution Claim must be Filed no later than the Administrative Claims Objection Deadline, unless otherwise extended by Order of the Court.

C. Other Administrative Claims

All other requests for payment of an Administrative Claim arising after the Petition Date, other than Professional Fee Claims, must be Filed with the Court and served on the Fee Application Objection Parties no later than the Administrative Claims Bar Date. Unless the Liquidating Trust, the Reorganized Debtor, Medpace or any other party in interest objects to an Administrative Claim by the Administrative Claims Objection Deadline, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Liquidating Trust, Medpace or any other party in interest objects to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim.

D. Medpace Administrative Claim

Medpace shall have an Allowed Administrative Claim (the "Medpace Administrative Claim") in the amount of $83,444, which amount already has been paid to Medpace pursuant to the Consulting Agreement, by and between the Debtor and Medpace, dated as of May 1, 2016, which agreement was approved by Court order dated May 27, 2016 [Docket No. 62]. Medpace shall not be required to file a Proof of Claim or other pleading to evidence the Medpace Administrative Claim.

ARTICLE X

EFFECTS OF CONFIRMATION

A. Compromise and Settlement of Claims and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, Distributions, releases and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan or relating to the contractual, legal and subordination rights that a Holder of a Claim or Interest may have with respect to any Claim or Interest, or any Distribution to be made on account of such Claim or Interest. The entry of the Confirmation Order shall constitute the Court's approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtor, its Estate and Holders of Claims and Interests and is fair, equitable and reasonable.

B. Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims and Interests, whether or not such Holders shall receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Liquidating Trust and the Reorganized Debtor and all other parties in interest in the Chapter 11 Case.

C. Discharge of the Debtor

Except as provided in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for, and in complete satisfaction, discharge and release of all Claims and termination of all Interests, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of or in exchange for such Claims and Interests. Except as provided in the Plan or the Confirmation Order, Confirmation shall (a) discharge the Debtor from all Claims and other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the Holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and any other rights of equity security holders in the Debtor.

As of the Confirmation date, except as provided in the Plan or the Confirmation Order, all Persons and Entities shall be precluded from asserting against the Debtor, the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all

such Claims and other debts and liabilities against the Debtor and termination of Interests in the Debtor, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest. Notwithstanding anything to the contrary in the Plan, no party may assert any Claims against the Reorganized Debtor.

D. Releases and Exculpation

1. Releases by the Debtor

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, whether pursuing an action derivatively or otherwise, shall be deemed to forever release, waive and discharge all liabilities, claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, right to equitable remedies, rights to payment, or Claims whatsoever (other than for fraud, willful misconduct or gross negligence) in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of the Debtor, the Reorganized Debtor and the Liquidating Trust to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against (a) the Debtor, its Professionals and Court-retained agents and the Debtor's directors, officers and employees employed by or serving the Debtor as of the Plan Filing Date, and (b) any of the successors or assigns of any of the parties identified in the foregoing clause (a); provided, however, that nothing in this Article X.D.1 shall be a waiver of any defense, offset or objection to any Claim Filed against the Debtor and its Estate by any Person or Entity; provided, further, that nothing herein shall prevent any party from objecting to a Professional Fee Claim for any cause or reason.

2. Mutual Releases by Debtor and Medpace

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, whether pursuing an action derivatively or otherwise, shall be deemed to forever release, waive and discharge all liabilities, claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, right to equitable remedies, rights to payment, or Claims whatsoever in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of the Debtor to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against the Medpace Released Parties and any of their successors or assigns; provided, however, that nothing in this paragraph shall be a waiver of any defense, offset or objection to any Claim Filed against the Debtor and its Estate by any Person or Entity.

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, Medpace shall be deemed to forever release, waive and discharge all liabilities, claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, right to equitable remedies, rights to payment, or Claims whatsoever in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of Medpace to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against (a) the Debtor, its Professionals and Court-retained agents, (b) the Debtor's current and former directors, officers and employees, and (c) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (b).

3. Exculpation and Limitation of Liability

Except as otherwise specifically provided in the Plan, none of (a) the Debtor, (b) the directors, officers and employees of the Debtor serving at any time during the pendency of the Chapter 11 Case, (c) the Professionals or Court-retained agents of the Debtor, (d) the Medpace Released Parties, or (e) or any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (d), shall have or incur, and each is hereby exculpated from, any liability, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured and whether asserted or assertable directly or derivatively in law or equity to any Holder of a Claim or an Interest, or any other party in interest, or any of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to or arising out of, the Chapter 11 Case, the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan in compliance with the terms thereof, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct, and such parties in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. For the avoidance of doubt, this exculpation only applies to any acts or omissions of the exculpated parties that occurred on and after the filing of the Chapter 11 Case.

Notwithstanding any other provision of the Plan, no Holder of a Claim or an Interest, no other party in interest, none of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, and none of their respective successors or assigns, shall have any right of action against (a) the Debtor, (b) the directors, officers and employees of the Debtor serving at any time during the pendency of the Chapter 11 Case, (c) the Professionals or Court-retained agents of the Debtor, (d) the Medpace Released Parties or (e) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (d), for any act or omission in connection with, relating to or arising out of, the Chapter 11 Case, the formulation, negotiation or implementation of the Plan, solicitation of

acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan in compliance with the terms thereof, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct. For the avoidance of doubt, this paragraph only applies to any acts or omissions of such protected parties that occurred on and after the filing of the Chapter 11 Case.

E. Injunction

Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all Persons and Entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtor, the Reorganized Debtor, the Liquidating Trust or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor; and (v) acting or proceeding, in any manner or in any place, that does not conform to or comply with the provisions of the Plan.

As of the Effective Date, all Persons and Entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released pursuant to Articles X.D.1 and X.D.2 of the Plan are permanently enjoined from taking any of the following actions on account of any such released claims, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to a released party; and (v) acting or proceeding, in any manner or in any place, that does not conform to or comply with the provisions of the Plan.

As of the Confirmation Date, all Persons and Entities are permanently enjoined from seeking or obtaining (i) any documents or other materials from current counsel for the Debtor that are in the possession of such counsel as a result of or arising in any way out of its representation of the Debtor, or (ii) Retained Books and Records from the Liquidating Trust, except in accordance with Article V.B of the Plan.

ARTICLE XI

RETENTION OF JURISDICTION

A. Retention of Jurisdiction by the Court

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial Consummation of the Plan and occurrence of the Effective

Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case, the Plan, the Liquidating Trust Agreement and the Liquidating Trust to the fullest extent permitted by law, including, among other things, jurisdiction to:

1. To the extent not otherwise determined by the Plan, to determine the allowance, classification or priority of Claims upon objection by any party in interest entitled to File an objection;

2. To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person or Entity, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order or any other order of the Court, to issue such orders as may be necessary for the implementation, execution, performance and Consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Court in the Chapter 11 Case on or before the Effective Date with respect to any Person or Entity;

3. To determine any and all applications for allowance of Professional Fee Claims;

4. To determine any Priority Tax Claims, Priority Non-Tax Claims or Administrative Claims entitled to priority under section 507(a) of the Bankruptcy Code;

5. To resolve any dispute arising under or related to the implementation, execution, Consummation or interpretation of the Plan and the making of Distributions hereunder;

6. To determine any and all motions related to the rejection, assumption or assignment of Executory Contracts or Unexpired Leases or determine any issues arising from the deemed rejection of Executory Contracts and Unexpired Leases set forth in Article VII of the Plan;

7. To hear and determine or resolve any and all matters related to Causes of Action;

8. To hear and determine or resolve all suits or adversary proceedings to recover assets of the Debtor and property of its Estate, wherever located;

9. Except as otherwise provided herein, to determine all applications, motions, adversary proceedings, contested matters, actions and any other litigated matters instituted in and prior to the closing of the Chapter 11 Case, including any remands;

10. To enter a Final Order closing the Chapter 11 Case;

11. To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out their intent and purposes;

12. To issue such orders in aid of Consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person or Entity, to the full extent authorized by the Bankruptcy Code;

13. To determine any tax liability pursuant to section 505 of the Bankruptcy Code;

14. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

15. To resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Case, the applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

16. To enforce any order of the Court entered in the Chapter 11 Case, and to resolve any dispute or matter arising under or in connection therewith;

17. To resolve any disputes concerning any release, injunction, exculpation or other waiver or protection provided in the Plan;

18. To approve, if necessary, any Distributions, or objections thereto, under the Plan;

19. To approve, as may be necessary or appropriate, any Claims settlement entered into or offset exercised by the Liquidating Trust;

20. To resolve any dispute or matter arising under or in connection with the Liquidating Trust;

21. To resolve any dispute or matter relating to the Liquidating Trust's retention of Retained Books and Records, including the Liquidating Trust's assertion of applicable privileges with respect to the production of Retained Books and Records;

22. To order the production of documents, disclosures or information, or the appearance for deposition demanded pursuant to Bankruptcy Rule 2004; and

23. To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

B. Failure of Court to Exercise Jurisdiction

If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in Article XI.A of the Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A. Modifications and Amendments

The Debtor may alter, amend or modify the Plan or any Exhibits or schedules thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date provided that the Debtor has received the prior written consent of Medpace, which consent shall not unreasonably be withheld. After the Confirmation Date and prior to substantial Consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, provided that the Debtor has received the prior written consent of Medpace, which consent shall not unreasonably be withheld, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court, which shall be reasonably acceptable in form and substance to Medpace.

B. Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

C. Successors and Assigns

The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person or Entity.

D. Payment of Statutory Fees

All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on or as soon as practicable after the Effective Date by the Debtor or the Liquidating Trust, as applicable.

After the Effective Date, quarterly fees shall continue to accrue and be timely paid until the Debtor's case is closed, dismissed or converted. Such quarterly fees shall be calculated based on the combined disbursements of the Reorganized Debtor and the Liquidating Trust, unless otherwise ordered by the Court or agreed to by the U.S. Trustee. Subject to the following paragraph, such fees shall be allocated between the parties as follows: the Liquidating Trust shall be responsible for the quarterly fees payable on account of the Trust's disbursements, and the Reorganized Debtor shall be responsible for any additional incremental fees payable on account of the Reorganized Debtor's disbursements; the Reorganized Debtor shall timely transfer its portion of the quarterly fees to the Liquidating Trust when such fees become due. In addition, and subject to the following paragraph, the Liquidating Trust shall File post-confirmation quarterly reports or any pre-confirmation monthly operating reports not Filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines. The U.S. Trustee shall not be required to File a request for payment of its quarterly fees, which shall be deemed an Administrative Claim against the Debtor and its Estate.

If the Reorganized Debtor requests in writing that the Liquidating Trust delay in the Filing of a motion to close the Chapter 11 Case, the Reorganized Debtor shall be responsible for the payment of any additional quarterly fees and the filing of any additional post-confirmation quarterly reports required solely as a consequence of the delayed closure of the Chapter 11 Case.

E. Revocation, Withdrawal or Non-Consummation

The Debtor reserves the right, subject to the Plan Support Agreement [Docket No. 297], to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtor revokes or withdraws the Plan, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Class of Claims), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any claims held by the Debtor, Claims, Interests or Causes of Action; (b) prejudice in any manner the rights of the Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtor or any other Entity.

F. Service of Documents

Any notice, request or demand required or permitted to be made or provided to or upon the Debtor, the Reorganized Debtor, the Liquidating Trust or Medpace shall be (a) in writing; (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service or (iv) first class mail; (c) deemed to have been duly given or made when actually delivered; and (d) addressed as follows:

The Debtor

John P. Hamill
Chief Executive Officer and
Chief Financial Officer
P.O. Box 400
Jamison, Pennsylvania 18929

with a copy to:

David R. Hurst, Esq.
Cole Schotz P.C.
500 Delaware Ave., Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131

The Reorganized Debtor

Mr. Stephen Ewald
Ms. Amy Callow
Medpace, Inc.
5375 Medpace Way
Cincinnati, Ohio 45227

with a copy to:

Todd A. Atkinson, Esq.
Ulmer & Berne LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113
Telephone: (216) 583-7000

The Liquidating Trustee

John P. Hamill LLC
P.O. Box 400
Jamison, Pennsylvania 18929

with a copy to:

David R. Hurst, Esq.
Cole Schotz P.C.
500 Delaware Ave., Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131

Medpace

Mr. Stephen Ewald
Ms. Amy Callow
Medpace, Inc.
5375 Medpace Way
Cincinnati, Ohio 45227

with a copy to:

Todd A. Atkinson, Esq.
Ulmer & Berne LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113
Telephone: (216) 583-7000

G. Plan Supplement(s)

Exhibits and schedules to the Plan not attached hereto shall be Filed in one or more Plan Supplements by the Plan Supplement Filing Date. Any Plan Supplement (and amendments thereto) Filed by the Debtor shall be deemed an integral part of the Plan and shall be incorporated by reference as if fully set forth herein. Substantially contemporaneously with their filing, the Plan Supplements may be viewed at the Debtor's case website (www.kccllc.net/NephroGenex) or the Court's website (www.deb.uscourts.gov). Copies of case pleadings, including the Plan Supplements, also may be examined between the hours of 8:00 a.m. and 4:00 p.m., Monday through Friday, excluding federal holidays, at the Office of the Clerk of the Court, 824 N. Market St., 3rd Floor, Wilmington, Delaware 19801. Finally, copies of case pleadings also may be obtained by written request to the Claims Agent, at nephrogenexinfo@kccllc.com. The documents contained in any Plan Supplements shall be approved by the Court pursuant to the Confirmation Order.

Dated: Wilmington, Delaware
May 5, 2017

NEPHROGENEX, INC.,
Debtor and Debtor-in-Possession

By: /s/ John P. Hamill
John P. Hamill
Chief Executive Officer and
Chief Financial Officer

COLE SCHOTZ P.C.

By: /s/ David R. Hurst
David R. Hurst (I.D. No. 3743)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131

– and –

Jacob S. Frumkin
1325 Avenue of the Americas
19th Floor
New York, New York 10019
Telephone: (212) 752-8000

Counsel for the Debtor and Debtor-in-Possession

EXHIBIT A to Plan

Form of Certificate of Incorporation of Reorganized NephroGenex

RESTATED
CERTIFICATE OF INCORPORATION
OF
NEPHROGENEX, INC.

NephroGenex, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is NephroGenex, Inc. The corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 25, 2004.

B. This Amended and Restated Certificate of Incorporation (this "Restated Certificate") has been duly adopted in accordance with Sections 242, 245 and 303 of the Delaware General Corporation Law of the State of Delaware (the "DGCL"), pursuant to the authority granted to the corporation under Section 303 of the DGCL to put into effect and carry out the Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor dated March 22, 2017, as subsequently amended, supplemented or otherwise modified, including all exhibits as amended.

C. The Certification of Incorporation of the corporation is hereby amended and restated to read in its entirety as set forth below:

FIRST: The name of the corporation is NephroGenex, Inc.

SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the corporation's registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is 5,000 shares of common stock, having a par value of $0.001 per share.

FIFTH: To the extent prohibited by Section 1123 of Title 11 of the United States Code, as amended (the "Bankruptcy Code"), the corporation shall not issue any class or series of nonvoting stock; provided, however, that the foregoing (i) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such Section 1123 is in effect and applicable to the corporation, and (iii) may be amended or eliminated in accordance with applicable law as from time to time in effect.

SIXTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

NINTH: The corporation reserves the right to amend and repeal any provision contained in this Restated Certificate in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

****

[Signature Page Follows]

IN WITNESS WHEREOF, this Restated Certificate has been executed by a duly authorized officer of the corporation on this ____ day of May, 2017.

By: ______________________________
Name: ______________________________
Title: ______________________________

EXHIBIT B to Plan

Form of Bylaws of Reorganized NephroGenex

NEPHROGENEX, INC.

AMENDED AND RESTATED BY-LAWS

ARTICLE I - OFFICES

SECTION 1. **REGISTERED OFFICE.**

The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2. **OFFICES.**

The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II - STOCKHOLDERS

SECTION 1. **ANNUAL MEETING.**

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within 13 months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

SECTION 2. **SPECIAL MEETINGS.**

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.

SECTION 3. **NOTICE OF MEETINGS.**

Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another time or place, notice need not be given of

the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 4. **QUORUM.**

At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time.

SECTION 5. **ORGANIZATION.**

Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

SECTION 6. **CONDUCT OF BUSINESS.**

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

SECTION 7. **PROXIES AND VOTING.**

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

SECTION 8. **STOCK LIST.**

The officer who has charge of the stock ledger of the Corporation shall, at least 10 days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for a period of at least 10 days prior to the meeting in the manner provided by law.

A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

SECTION 9. **CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.**

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to

authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section 9. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 9 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of any action taken pursuant to this Section 9 shall be provided to the stockholders in accordance with Section 228(e) of the Delaware General Corporation Law.

ARTICLE III - BOARD OF DIRECTORS

SECTION 1. **NUMBER AND TERM OF OFFICE.**

The number of directors who shall constitute the whole Board of Directors shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be three (3). Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

SECTION 2. **VACANCIES.**

If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is

elected and qualified.

SECTION 3. **REGULAR MEETINGS.**

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

SECTION 4. **SPECIAL MEETINGS.**

Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 5. **QUORUM.**

At any meeting of the Board of Directors, a majority of the total number of the whole Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

SECTION 6. **PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.**

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 7. **CONDUCT OF BUSINESS.**

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 8. **COMPENSATION OF DIRECTORS.**

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

SECTION 9. **REMOVAL OF DIRECTORS.**

Unless otherwise provided by the Corporation's Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV - COMMITTEES

SECTION 1. **COMMITTEES OF THE BOARD OF DIRECTORS.**

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 2. **CONDUCT OF BUSINESS.**

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V - OFFICERS

SECTION 1. **GENERALLY.**

The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which

shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

SECTION 2. **PRESIDENT.**

The President shall be the chief executive officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

SECTION 3. **VICE PRESIDENT.**

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

SECTION 4. **TREASURER.**

The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 5. **SECRETARY.**

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 6. **DELEGATION OF AUTHORITY.**

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 7. **REMOVAL.**

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

<u>SECTION 8</u>. **<u>ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS</u>.**

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

<u>ARTICLE VI - STOCK</u>

<u>SECTION 1</u>. **<u>CERTIFICATES OF STOCK</u>.**

Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by any two of the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer or any other authorized officers of the Corporation, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

<u>SECTION 2</u>. **<u>TRANSFERS OF STOCK</u>.**

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with <u>Section 5</u> of this <u>Article VI</u>, an outstanding certificate, if one has been issued, for the number of shares involved shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

<u>SECTION 3</u>. **<u>RECORD DATE</u>.**

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of

this Section 3 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 4. **REGISTERED STOCKHOLDERS.**

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share or shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by the Delaware General Corporation Law.

SECTION 5. **LOST, STOLEN OR DESTROYED CERTIFICATES.**

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

SECTION 6. **REGULATIONS.**

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

SECTION 7. **DIVIDENDS.**

Subject to the provisions of the Corporation's Certificate of Incorporation, dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Any such dividends may be paid in cash, in property or in shares of the capital stock.

ARTICLE VII - NOTICES

SECTION 1. NOTICES.

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

SECTION 2. WAIVERS.

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII - MISCELLANEOUS

SECTION 1. FACSIMILE SIGNATURES.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 2. CORPORATE SEAL.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 4. **FISCAL YEAR.**

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

SECTION 5. **TIME PERIODS.**

In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 6. **LOANS TO OFFICERS.**

The Corporation may lend money to, or guarantee any obligation of, otherwise assist, any director, officer or other employee of the Corporation or of any of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve. Nothing in these By-laws shall be deemed to deny, limit or restrict the powers of guaranty of the Corporation at common law or under any statute.

ARTICLE IX - INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. **RIGHT TO INDEMNIFICATION.**

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2. **RIGHT TO ADVANCEMENT OF EXPENSES.**

In addition to the right to indemnification conferred in Section 1 of this Article

IX, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

SECTION 3. **RIGHT OF INDEMNITEE TO BRING SUIT.**

If a claim under Section 1 or 2 of this Article IX is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

SECTION 4. **NON-EXCLUSIVITY OF RIGHTS.**

The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement,

vote of stockholders or disinterested directors or otherwise.

SECTION 5. **INSURANCE.**

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 6. **INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.**

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 7. **NATURE OF RIGHTS.**

The rights conferred upon indemnitees in this Article IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article IX that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE X - AMENDMENTS

These By-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

Adopted: May [__], 2017

EXHIBIT C to Plan

Form of Liquidating Trust Agreement

NEPHROGENEX LIQUIDATING TRUST AGREEMENT

This NephroGenex Liquidating Trust Agreement (the "Agreement") dated as of May ___, 2017 by and between NephroGenex, Inc. (the "Settlor" or "Debtor"), and John P Hamill LLC (the "Trustee"), for the benefit of the Holders of Allowed General Unsecured Claims (the "Beneficiaries") under the terms of the Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor (the "Plan") confirmed by the United States Bankruptcy Court for the District of Delaware (the "Court") in chapter 11 case number 16-11074 (KG) by order dated May ___, 2017 [Docket No. ___].

WITNESSETH

WHEREAS, the liquidating trust established pursuant to the terms of the Agreement and the Plan (the "Trust") is created to effectuate the Plan;

WHEREAS, the Trust is created on behalf, and the Assets are being administered for the sole benefit, of the Holders of Allowed General Unsecured Claims under the Plan;

WHEREAS, the Trust is established for the purpose of collecting, distributing and liquidating the Assets (as defined below) and the proceeds thereof for the benefit of the Beneficiaries in accordance with the terms of the Agreement and the Plan with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust;

WHEREAS, pursuant to the Plan, the Settlor, the Trustee and the Beneficiaries are required to treat, for all federal income tax purposes, the transfer of the Initial Trust Assets to the Trust as a transfer of the Initial Trust Assets by the Settlor to the Beneficiaries in satisfaction of their Allowed General Unsecured Claims, followed by a transfer of the Initial Trust Assets by the Beneficiaries to the Trust in exchange for the beneficial interest therein, and to treat the Beneficiaries as the grantors and owners of the Trust in accordance with Treasury Regulation § 301.7701-4; and

WHEREAS, the Trust is intended to be treated as a grantor trust for federal income tax purposes.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Settlor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. The following definitions apply to the capitalized terms wherever those terms appear throughout the Agreement. Any capitalized term defined in the prefatory paragraph, the recitals, this Section or any Section below shall have the meaning ascribed to such

term therein. Any capitalized term not otherwise defined in the Agreement shall have the meaning set forth in the Plan.

1.1.1 "Assets" shall mean the Initial Trust Assets and any proceeds, revenue or income therefrom.

1.1.2 "Available Trust Cash" shall mean the aggregate of the Assets after paying, reserving against, or satisfying: (1) fees incurred due to the U.S. Trustee pursuant to 28 U.S.C. § 1930; (2) incurred operating and administrative expenses of the Trust, including but not limited to all costs, expenses and obligations incurred by the Trustee (or professionals who may be employed by the Trustee in administering the Trust) in carrying out their responsibilities under the Agreement, or in any manner connected, incidental or related thereto; and (3) the Disputed Claims Reserve.

1.1.3 "Beneficiaries" shall mean, collectively, the Holders of Allowed General Unsecured Claims under the Plan, or any successors to such Holders' Allowed General Unsecured Claims or interests in the Trust.

1.1.4 "Confirmation Order" shall mean the order entered by the Court on May ___, 2017 confirming the Plan pursuant to section 1129 of the Bankruptcy Code [Docket No. ___].

1.1.5 "Distribution Date" shall have the meaning ascribed to such term in Section 4.1 of the Agreement.

1.1.6 "Indemnified Parties" shall have the meaning ascribed to such term in Section 8.6 of the Agreement.

1.1.7 "Initial Trust Assets" shall mean the Liquidating Trust Assets, as such term is defined in the Plan.

1.1.8 "Medpace" shall mean Medpace, Inc.

1.1.9 "Permitted Investments" shall include (i) short-term direct obligations of, or obligations guaranteed by, the United States of America, (ii) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof, (iii) such other investments as the Court may approve from time to time or (iv) demand deposits or certificates of deposit at any bank or trust company that has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000. The Trustee may take action reasonably necessary to maintain the value of the Assets; provided, however, that the scope of any Permitted Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treas. Reg. § 301.7701-4(d), may be permitted to hold, pursuant to Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

1.1.10 "Trust" shall mean the liquidating trust established pursuant to the terms of the Agreement and the Plan.

1.1.11 "Trustee" shall mean (i) initially, the Person or Entity named herein, and (ii) any successors or replacements duly appointed under the terms of the Agreement.

1.2 Interpretation. The headings in the Agreement are for convenience only and shall not affect the meaning or understanding of the Agreement or any provision hereof. Words defined, denoted or stated in the singular form also include the plural form and vice versa, and words defined, denoted or stated in the masculine, feminine or neuter form include each of the masculine, feminine and neuter forms. The word "including" means "including but not limited to." The word "or" is not exclusive.

1.3 Particular Words. Reference in the Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under the Agreement. The words "hereof," "herein," "hereto" and similar terms shall refer to the Agreement and not to any particular Section or Article of the Agreement.

ARTICLE II

DECLARATION OF TRUST

2.1 Creation and Name. There is hereby created the Trust, which shall be known as the "NephroGenex Liquidating Trust," and is the Trust referred to as the "Liquidating Trust" in the Plan. The Trustee may conduct the affairs of the Trust under the name of the "NephroGenex Liquidating Trust."

2.2 Purpose of Trust. The Settlor and the Trustee, pursuant to the Plan and in accordance with the Bankruptcy Code, hereby create the Trust for the purpose of collecting, distributing and liquidating the Assets for the benefit of the Beneficiaries in accordance with the terms of the Agreement, the Plan and the Confirmation Order. The activities of the Trust shall be limited to those activities set forth in the Agreement and as otherwise contemplated by the Plan. The Trustee shall make continuing efforts to dispose of the Assets, make timely distributions and not unduly prolong the duration of the Trust.

2.3 Transfer of Assets. The Settlor hereby grants, releases, assigns, conveys, transfers and delivers, on behalf of the Beneficiaries, all of the Settler's right, title and interest in the Initial Trust Assets to the Trustee as of the Effective Date in trust for the benefit of the Beneficiaries, pursuant to sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code and in accordance with the Plan and Confirmation Order, and as of the Effective Date free and clear of any and all liens, claims, encumbrances and interests (legal, beneficial or otherwise) of all other Persons and Entities to the maximum extent contemplated by and permissible under section 1141(c) of the Bankruptcy Code for the uses and purposes as specified in the Agreement and the Plan, but subject to the following liabilities: (i) all fees payable pursuant to 28 U.S.C. § 1930 until such time as the Court enters a final decree closing the Debtor's Chapter 11 Case and (ii) the expenses of the Trust.

2.4 Title to Assets. From and after the Effective Date, legal title to the Assets shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction in which the Trust property may be located requires title to any part of the Assets to be vested in a trustee, in which case title shall be deemed vested in the Trustee. No Beneficiary shall have legal title to any part of the Assets.

2.5 Situs of the Trust. The Trust shall be located in the State of Delaware.

2.6 Securities Law. Under section 1145 of the Bankruptcy Code, the issuance of beneficial interests in the Trust to the Beneficiaries under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities.

2.7 Appointment and Acceptance of Trustee. The Trustee shall be deemed to be appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The Trustee accepts the Trust created by the Agreement and the grant, assignment, transfer, conveyance and delivery to the Trustee, on behalf, and for the benefit, of the Beneficiaries, by the Debtor of all of its respective right, title and interest in the Initial Trust Assets, upon and subject to the terms and conditions set forth in the Agreement, the Plan and the Confirmation Order.

2.8 Status of Trustee. The Trustee shall be a "representative of the estate" as that phrase is used in section 1123(b)(3)(B) of the Bankruptcy Code with respect to the rights and powers granted in the Agreement, the Plan and the Confirmation Order. Except as otherwise set forth in the Plan, the Trustee shall be the successor-in-interest to the Debtor solely with respect to any objections, setoffs, defenses or counterclaims that have been or could have been raised by the Debtor with respect to any Claim, and the Trustee shall be entitled to assert all such objections, setoffs, defenses or counterclaims.

2.9 No Reversion to Debtor or Reorganized Debtor. The Assets will not be distributed to the Debtor or Reorganized Debtor, unless otherwise provided for in this Agreement, the Plan or the Confirmation Order.

ARTICLE III

ADMINISTRATION OF THE TRUST

3.1 Rights, Powers and Privileges. The Trustee shall have only the rights, powers and privileges expressly provided in the Agreement, the Plan and the Confirmation Order. Subject to the terms of the Agreement, including Section 3.4 of the Agreement, the Trustee shall have the power to take the actions granted in this Section 3.1 and any powers reasonably incidental thereto, which the Trustee reasonably determines to be necessary or appropriate to fulfill the purpose of the Trust, including but not limited to:

A. Exercising all powers provided to the Trustee or the Trust under the Plan or Confirmation Order, including, without limitation, the right to allow, object to or reconcile Claims asserted against the Debtor's Estate;

B. Executing any documents and taking any other actions related to, or in connection with, the Trustee's powers granted in the Agreement, the Plan and Confirmation Order;

C. Holding legal title to any and all rights of the Beneficiaries in, to or arising from the Assets;

D. Establishing the Disputed Claims Reserve, the Administrative Claims Reserve and the Professional Fee Reserve, as well as any other required reserves as may be necessary and appropriate for the proper operation of matters incident to the Trust;

E. Protecting and enforcing the rights to the Assets vested in the Trustee by the Agreement by any method reasonably determined to be appropriate, including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

F. Making Distributions of the Assets to or on behalf of the Beneficiaries in accordance with the Agreement, the Plan and the Confirmation Order;

G. Making Distributions to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims from the Administrative Claims Reserve in accordance with the Agreement, the Plan and the Confirmation Order;

H. Making Distributions to Holders of Allowed Professional Fee Claims from the Professional Fee Reserve in accordance with the Agreement, the Plan and the Confirmation Order;

I. Filing any and all tax returns with respect to the Trust and paying taxes properly payable by the Trust;

J. Making all necessary filings in accordance with any applicable law, statute or regulation;

K. Determining and satisfying from the Available Trust Cash any and all taxes and ordinary course liabilities, including reasonable professional fees and expenses, incurred by or on behalf of the Trust;

L. Investing the Assets in accordance with Section 3.5 of the Agreement;

M. In the event that the Trustee determines that the Beneficiaries or the Trust may, will or have become subject to different tax consequences than those described in the

Agreement, taking such actions that will, or are intended to, address such different tax consequences;

N. Creating sub-trusts or title vehicles of which the Trust or the Beneficiaries hold the beneficial or ownership interests, as applicable;

O. Sending annually to each Beneficiary a separate statement stating the Beneficiary's share of items of income, gain, loss, deduction or credit and instructing all such Beneficiaries to report such items on their federal tax returns;

P. Opening and maintaining bank accounts on behalf of or in the name of the Trust;

Q. Purchasing customary insurance coverage in accordance with Section 4.6 of the Agreement on behalf of the Trust or the Trustee, including but not limited to errors and omissions policies, to the extent the Trustee deems necessary;

R. In reliance upon the official claims register maintained in the Chapter 11 Case and any applicable court order, maintaining on the Trustee's books and records a register evidencing the beneficial interest in the Trust held by each Beneficiary;

S. Maintaining the Retained Books and Records, and taking all reasonable steps as necessary to protect and to preserve the evidentiary privileges formerly held by the Debtor;

T. Performing such functions and taking such actions as are provided for or permitted in the Agreement, the Plan, the Confirmation Order or any other agreement executed pursuant to the Agreement, the Plan or the Confirmation Order; and

U. Terminating the Trust and seeking to close the Debtor's Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code.

Notwithstanding anything to the contrary in this Agreement, the Trust shall have no authority or right to impair or duplicate the rights, duties or powers of the Reorganized Debtor. Further, notwithstanding anything to the contrary in this Agreement, no Distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the Schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely Filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently Filed Proof of Claim.

3.2 Agents and Professionals. The Trustee may, but shall not be required to, consult with and retain attorneys, financial advisors, accountants or other professionals and employees as the Trustee deems appropriate in the reasonable exercise of its discretion, and who the Trustee reasonably determines to have qualifications necessary to assist the Trustee in the proper administration of the Trust. Subject to Section 9.8 of the Agreement, the Trustee may pay the reasonable fees, costs and expenses of such Persons or Entities (including himself) out of the

Available Trust Cash in the ordinary course of business pursuant to the Plan and Confirmation Order. Subject to this Section 3.2 and the other terms and conditions of the Agreement, the Plan and Confirmation Order, the Trustee may retain professionals who previously were employed by the Debtor.

3.3 Safekeeping of Assets. All Assets shall, until distributed or paid over as provided herein or in the Plan, be held in trust for the benefit of the Beneficiaries in accordance with the Plan and the Agreement. The Trustee shall be under no liability for interest or producing income on any moneys received by it under the Agreement and held for distribution or payment to the Beneficiaries, except as such interest or income shall actually be received by the Trustee.

3.4 Limitations on Trustee. The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of the Assets shall be used or disposed of by the Trust in furtherance of any trade or business.

3.5 Investment. The Trustee may only invest funds held in the Trust in Permitted Investments and, provided that the Trustee does so, it shall have no liability in the event of insolvency of any institution in which it has invested any of the Assets.

3.6 Trustee Action. The Trustee shall hold, collect, conserve, protect and administer the Trust in accordance with the provisions of the Agreement, the Plan and the Confirmation Order, and pay and distribute amounts as set forth herein for the purposes set forth in the Agreement, the Plan and the Confirmation Order. Any good faith determination by the Trustee as to what actions are in the best interests of the Trust shall be determinative.

3.7 Court Approval of Trustee Actions. Except as provided in the Plan or otherwise specified in the Agreement, the Trustee need not obtain an order or approval of the Court in the exercise of any power, rights or discretion conferred hereunder. The Trustee shall exercise its business judgment for the benefit of the Beneficiaries in order to maximize the value of the Assets and Distributions, giving due regard to the cost, risk and delay of any course of action. Notwithstanding the foregoing in this Section 3.7, but subject to Section 3.4 of the Agreement, the Trustee may submit to the Court any question or questions regarding which the Trustee may desire to have explicit approval of the Court for the taking of any specific action proposed to be taken by the Trustee with respect to the Assets, the Trust, the Agreement, the Plan or the Debtor, including the administration and Distribution of the Assets. The Court shall retain jurisdiction for such purposes and shall approve or disapprove any such proposed action upon motion.

3.8 Confidentiality. The Trustee shall, during the period that it serves as Trustee under the Agreement and following the termination of the Agreement or its removal or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any Person or Entity to which any of the Assets relates or which it has become aware of in its capacity as Trustee.

ARTICLE IV

DISTRIBUTIONS TO TRUST BENEFICIARIES

4.1 Timing and Amount of Distributions. The Trustee shall cause a Distribution of Available Trust Cash to be made to Beneficiaries as soon as reasonably practicable within the first 180 days after the Effective Date. Thereafter, distributions of Available Trust Cash shall be made in the discretion of the Trustee (each a "Distribution Date"); provided, however, that the Trustee may, in the reasonable exercise of the Trustee's discretion, cause the Trust to retain an amount of Available Trust Cash reasonably necessary to maintain the value of the Assets and to meet Trust liabilities. The Trustee shall not make any Distributions of Assets to the Trust Beneficiaries unless the Trustee retains and reserves in the Disputed Claims Reserve such amounts as are required under Article VI.G.3 of the Plan.

4.2 Distributions. Holders of Allowed General Unsecured Claims against the Debtor shall receive, in full and final satisfaction of their Allowed General Unsecured Claims, a Pro Rata share of the Available Trust Cash after the Trustee maintains appropriate reserves for Disputed General Unsecured Claims and the costs of administration of the Trust. The Trustee shall require any Beneficiary to furnish to the Trustee in writing his or its Employer or Taxpayer Identification Number as assigned by the IRS, and the Trustee may condition any Distribution upon receipt of such identification number. Failure of a Beneficiary to respond to the Trustee's request for such tax information may result in forfeiture of the Beneficiary's distribution as set forth in Article VI.F of the Plan.

4.3 Distributions After Allowance or Disallowance of a Disputed Claim. Upon a Disputed General Unsecured Claim becoming an Allowed General Unsecured Claim, the Trustee shall distribute to the Holder thereof, from the Disputed Claims Reserve at the time of the next scheduled Distribution, such amount of Available Trust Cash as would have been distributed to such Holder if its Claim had been an Allowed General Unsecured Claim on the Effective Date. The Trustee shall no longer reserve for and shall distribute to the Beneficiaries, pursuant to the Agreement, their Pro Rata share of the funds held in the Disputed Claims Reserve on account of any Disputed General Unsecured Claim that becomes a Disallowed Claim.

4.4 Payments Limited to Assets. As further set forth in Section 8.3 of the Agreement, all payments to be made by the Trustee to or for the benefit of any Beneficiary on behalf of the Trust shall be made only from Available Trust Cash.

4.5 United States Trustee Fees and Reports. All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on or as soon as practicable after the Effective Date by the Debtor or the Liquidating Trust, as applicable.

After the Effective Date, quarterly fees shall continue to accrue and be timely paid until the Debtor's case is closed, dismissed or converted. Such quarterly fees shall be calculated based on the combined disbursements of the Reorganized Debtor and the Liquidating Trust. Subject to the following paragraph, such fees shall be allocated between the parties as follows: the Liquidating Trust shall be responsible for the quarterly fees payable on account of the Trust's

disbursements, and the Reorganized Debtor shall be responsible for any additional incremental fees payable on account of the Reorganized Debtor's disbursements. In addition, and subject to the following paragraph, the Liquidating Trust shall file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines.

If the Reorganized Debtor requests in writing that the Liquidating Trust delay in the Filing of a motion to close the Chapter 11 Case, the Reorganized Debtor shall be responsible for the payment of any additional quarterly fees and the filing of any additional post-confirmation quarterly reports required solely as a consequence of the delayed closure of the Chapter 11 Case.

4.6 Insurance. The Trustee may use Available Trust Cash in the Trustee's reasonable business judgment to maintain customary insurance coverage, if available, including but not limited to errors and omissions policies and policies providing for the protection of the Assets.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF ADMINISTRATIVE AND PRIORITY CLAIMS

5.1 Funding of Professional Fee Reserve. On or before the Effective Date, the Debtor shall transfer to the Trust Cash in the Amount of the Professional Fee Estimate, which Cash shall be used by the Trustee to fund the Professional Fee Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Professional Fee Claims. The Trustee (i) shall segregate and shall not commingle the Cash held in the Professional Fee Reserve and (ii) subject to the terms and conditions of the Plan and the Agreement, shall pay each Professional Fee Claim of a Professional employed by the Debtor, on or as soon as reasonably practicable after entry of a Final Order allowing such Claim. After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Trust, any remaining Cash in the Professional Fee Reserve shall be transferred to and become part of the Administrative Claims Reserve. Only Professionals employed in the Chapter 11 Case by the Debtor shall be entitled to payment from the Professional Fee Reserve.

5.2 Funding of Administrative Claims Reserve. On or before the Effective Date, the Debtor shall transfer to the Trust Cash in the Amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Trustee to fund the Administrative Claims Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claims and Priority Non-Tax Claims. The Trustee (i) shall segregate and shall not commingle the Cash held in the Administrative Claims Reserve and (ii) subject to the terms and conditions of the Plan and the Agreement, shall pay each Administrative Claim (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claim and Priority Non-Tax Claim, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (except Professional Fee Claims) and Priority Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Trust, any remaining Cash in the Administrative Claims Reserve shall be used as follows: (i) first, to the extent that the amount of

Effective Date Free Cash was less than the Liquidating Trust Funding Amount, Cash in the Administrative Claims Reserve shall be transferred to the Trust until the Trust has received the full Liquidating Trust Funding Amount; and (ii) second, after the Trust has been fully funded (*i.e.*, the Trust has received funding in the full amount of the Liquidating Trust Funding Amount), any remaining Cash in the Administrative Claims Reserve shall be transferred to and become property of the Reorganized Debtor. Only Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims shall be paid from the Administrative Claims Reserve.

5.3 Distributions on the Distribution Date. On or as soon as reasonably practicable after the Distribution Date, the Trustee shall make Distributions from the Administrative Claims Reserve to Holders of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims that were Allowed Claims as of the Distribution Record Date, in accordance with Article III of the Plan.

5.4 Distributions After Allowance or Disallowance of a Disputed Claim. On or as soon as reasonably practicable after a Disputed Administrative Claim, Disputed Priority Tax Claim or Disputed Priority Non-Tax Claim becomes an Allowed Claim, the Trustee shall distribute to the Holder thereof, from the Administrative Claims Reserve, such amount as would have been distributed to such Holder if its Claim had been an Allowed Claim on the Effective Date, in accordance with Article III of the Plan. The Trustee shall require any Claim Holder entitled to receive a Distribution from the Administrative Claims Reserve to furnish to the Trustee in writing his or its Employer or Taxpayer Identification Number as assigned by the IRS, and the Trustee may condition any Distribution upon receipt of such identification number. The failure to provide such tax identification may result in forfeiture of the Claim Holder's Distribution pursuant to Article VI.F of the Plan.

5.5 Donation. Upon termination of the Trust, if the Trustee reasonably determines that any remaining Assets are insufficient to render a further distribution practicable, or exceed the amounts required to be paid under the Plan, the Trustee shall transfer such remaining funds to a charitable institution selected by the Trustee, which charitable institution shall be qualified as a not-for-profit corporation under applicable federal and state laws.

ARTICLE VI

BENEFICIARIES

6.1 Incidents of Ownership. The Beneficiaries shall be the sole beneficiaries of the Trust and the Assets, and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized in the Agreement, the Plan and the Confirmation Order.

6.2 Interest Beneficial Only. The ownership of a beneficial interest in the Trust shall not entitle any Beneficiary or the Settlor to any title in or to the Assets or to any right to call for a partition or division of such assets or to require an accounting, except as specifically provided herein or in the Plan.

6.3 Evidence of Beneficial Interest. Ownership of a beneficial interest in the Assets shall not be evidenced by any certificate, security or receipt, or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

6.4 Notice of Transfer of Beneficial Interest. Any notice of a change of beneficial interest ownership as described in Section 13.2 of the Agreement shall be forwarded to the Trustee in the manner set forth in Section 13.3 of the Agreement. The notice shall be executed by both the transferee and the transferor, and the signatures of the parties shall be acknowledged before a notary public. The notice must clearly describe the interest to be transferred. The Trustee may rely upon such signatures and acknowledgments as evidence of such transfer without the requirement of any further investigation.

ARTICLE VII

RETAINED BOOKS AND RECORDS

7.1 Transfer of Retained Books and Records. From and after the Effective Date, the Trustee shall be deemed to have possession and control over all of the Retained Books and Records.

7.2 Transfer of Privileges. On the Effective Date, the Trustee shall succeed to the evidentiary privileges (including the attorney-client, joint-client, joint-defense, common interest and other privileges) formerly held by the Debtor.

7.3 Protecting and Preserving Privileges. The Trustee shall take all such reasonable steps as necessary to protect and to preserve the evidentiary privileges formerly held by the Debtor, including any attorney-client, joint-client, joint-defense, common interest or other privileges with former officers, directors or employees of the Debtor. The Trustee shall have the authority to insist that Persons or Entities with a joint-client privilege, joint-defense privilege or common interest privilege with the Debtor pay the reasonable costs of protecting and preserving those applicable privileges.

7.4 Retained Books and Records Requests Generally.

7.4.1 To the extent that Retained Books and Records are requested from the Trustee by any Person or Entity, the Trustee shall be entitled to assert all applicable evidentiary privileges (including the attorney-client, joint-client, joint-defense, common interest and other privileges) formerly held by the Debtor.

7.4.2 The Trustee shall have the authority to share privileged information or documentation with those Persons or Entities who were within the scope of the relevant privilege at the time of the creation of the relevant information or documentation, including the Reorganized Debtor.

7.4.3 Except as provided in Section 7.5.3 of this Agreement, prior to sharing the Retained Books and Records with any Person or Entity, the Trustee shall require that the recipient agree that upon the discovery of any inadvertent disclosure of the Debtor's privileged

information, the recipient is obligated to inform the Trustee immediately in writing and immediately return or destroy the document. The Trustee also shall require the recipient to agree that the inadvertent disclosure of that document shall not waive the Debtor's applicable privilege (or any privilege of any other Person or Entity with whom the Debtor shares a privilege) in any proceeding.

7.4.4 The Trustee shall have no obligation to produce any Retained Books and Records currently in its possession or control unless (i) such production is required by law or pursuant to Section 7.5.1 of this Agreement and (ii) the Person or Entity requesting such production agrees to pay the reasonable costs and expenses incurred by the Trustee in connection with such production, including the reasonable hourly fees of the Trustee (or its principals providing services) and the reasonable fees of counsel; provided, however, that nothing herein shall impair the Reorganized Debtor's rights to promptly obtain non-privileged Retained Books and Records from the Liquidating Trust upon request. The Reorganized Debtor shall not be obligated to pay any costs or expenses incurred by the Trustee in connection with documents produced to the Reorganized Debtor, if any.

7.5 Debtor's Officers and Directors.

7.5.1 Subject to the payment provisions of Section 7.4.4, the Trustee shall provide the Debtor's current or former officers (the "Officers") and current or former directors (the "Directors") with reasonable access to the Retained Books and Records in connection with any litigation, action, proceeding or process before a governmental or quasi-governmental entity or arbitration panel asserted against them in their capacities as Officers or Directors. The Officers and Directors shall have the right to inspect and copy Retained Books and Records in connection with such litigation or other process, at their own expense, during regular business hours, and upon reasonable notice to the Trustee. The Trustee also shall provide the Reorganized Debtor with reasonable access to the non-privileged Retained Books and Records.

7.5.2 The Trustee shall recognize that certain of the privileged Retained Books and Records in its possession or control are subject to a joint-client privilege, joint-defense privilege, common interest privilege or other privilege with the Officers and Directors, and can therefore be shared with the Officers and Directors.

7.5.3 Prior to sharing the Retained Books and Records with any Officers or Directors, the Trustee shall require that the applicable Officers or Directors agree that upon the discovery of any inadvertent disclosure of the Debtor's privileged information falling outside of the scope of a joint-client, joint-defense, common interest or other shared privilege, the applicable Officers and Directors are obligated to immediately return or destroy the document. The Trustee also shall require that the applicable Officers and Directors agree that the inadvertent disclosure of that document shall not waive the Debtor's privilege in any proceeding.

7.5.4 If any other Person or Entity requests Retained Books and Records from the Trustee in connection with any litigation, action, proceeding or process before a governmental or quasi-governmental entity or arbitration panel asserted against any Officers or Directors, the Trustee shall immediately provide the relevant Officers and Directors with notice

of any such request and afford them with a reasonable opportunity to seek appropriate protective orders with respect to such Retained Books and Records prior to any disclosure.

ARTICLE VIII

THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY

8.1 Reliance. Except as otherwise provided in the Agreement, the Plan or the Confirmation Order, the Trustee may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed to be genuine and to have been signed or presented by an authorized party.

8.2 Parties Dealing With the Trustee. In the absence of actual knowledge to the contrary, any Person or Entity dealing with the Trust or the Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee's agents to act in connection with the Assets. There is no obligation on any Person or Entity dealing with the Trustee to inquire into the validity, expediency or propriety of any transaction by the Trustee or any agent of the Trustee.

8.3 Limited Recourse. Except as otherwise provided in the Agreement, the Plan or the Confirmation Order, Persons or Entities (including any professionals retained by the Trustee in accordance with the Agreement) engaged in transactions with the Trust or the Trustee, or seeking to assert claims against the Trust, shall look only to the Available Trust Cash to satisfy any liability incurred by the Trust, the Trustee or other Persons or Entities employed by the Trust in connection with carrying out the terms of the Agreement, the Plan or the Confirmation Order.

8.4 Limitation of Liability. The Trustee and its agents, employees, officers, directors, members, professionals, attorneys, accountants, advisors and representatives shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person or Entity in connection with the Assets or the affairs of the Trust or the Trustee's performance under this Agreement, except for their own gross negligence, willful misconduct, fraud, bad faith, self-dealing or breach of the duty of loyalty. Other than as set forth in the Plan or Confirmation Order, nothing in the Agreement shall be deemed to release any Beneficiary from any actions or omissions occurring prior to the Effective Date.

8.5 Non-Liability for Acts of Others. Except as expressly provided in the Agreement, the Plan or the Confirmation Order, neither the Trust nor the Trustee shall assume any of the liabilities, obligations or duties of the Debtor or the Beneficiaries. Any successor Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Trustee hereunder, and any statement or representation made by a predecessor Trustee or its agents as to the assets comprising the Assets or as to any other fact bearing upon the prior administration of the Trust, so long as it has a good faith basis to do so. A Trustee shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. A Trustee or successor Trustee shall not be liable for any act or omission of any predecessor Trustee, nor have a duty to enforce any claims against any predecessor Trustee on account of any such act or omission.

8.6 Indemnification. The Trustee and each of its agents, employees, officers, directors, members, professionals, attorneys, accountants, advisors and representatives (collectively, the "Indemnified Parties") shall be indemnified and held harmless by the Trust, to the fullest extent permitted by law, solely from the Available Trust Cash for any losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees, disbursements and related expenses which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party solely in its capacity as such; provided, however, that the Trust shall not be liable to indemnify any Indemnified Party for any act or omission constituting gross negligence, willful misconduct, fraud, bad faith, self-dealing or breach of the duty of loyalty by such Indemnified Party. Notwithstanding any provision in the Agreement to the contrary, the Indemnified Parties shall be entitled to request advances from the Trust to cover reasonable fees and necessary expenses incurred in connection with defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Trustee shall not be required to make any such advances; provided further, however, that any Indemnified Parties receiving such advances shall repay the amounts so advanced to the Trust upon the entry of an order of a court of competent jurisdiction finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 8.6. This indemnification shall survive the death, dissolution, resignation or removal, as may be applicable, of the Indemnified Parties, or the termination of the Trust, and shall inure to the benefit of the Indemnified Parties' heirs, successors and assigns.

ARTICLE IX

SELECTION, REMOVAL AND COMPENSATION OF TRUSTEE

9.1 Initial Trustee. The initial Trustee shall be John P Hamill LLC.

9.2 Term of Service. The Trustee shall serve until (a) the completion of all the Trustee's duties, responsibilities and obligations under the Agreement and the Plan; (b) termination of the Trust in accordance with the Agreement; or (c) the Trustee's death or dissolution, incapacitation, resignation or removal.

9.3 Removal of a Trustee. Any Person or Entity serving as Trustee may be removed at any time upon the determination of the Court on a motion for cause shown. Any Trustee so removed is entitled to payment of reasonable fees and necessary expenses accrued prior to removal subject to the terms of the Agreement.

9.4 Resignation of Trustee. The Trustee may resign at any time by filing a motion with the Court seeking the appointment of a successor Trustee, which successor Trustee shall be designated by Medpace. In the event of a resignation, the resigning Trustee shall file with the Court a full and complete accounting of monies and assets received, disbursed and held during the term of office of that Trustee. The resignation shall be effective on the later of (i) the date the accounting described in the preceding sentence is delivered; or (ii) the date a successor Trustee is appointed by the Court.

9.5 Appointment of Successor Trustee. Upon the death or dissolution, incapacity or removal of a Trustee, Medpace shall designate a successor Trustee and file a motion with the Court seeking the appointment of such successor Trustee. Any successor Trustee shall consent to and accept in writing the terms of the Agreement and agree that the provisions of the Agreement shall be binding upon and inure to the benefit of the successor Trustee and all of the successor Trustee's heirs and legal and personal representatives, successors or assigns.

9.6 Powers and Duties of Successor Trustee. A successor Trustee shall have all the rights, privileges, powers and duties of the predecessor Trustee under the Agreement and the Plan.

9.7 Trust Continuance. The death or dissolution, incapacity, resignation or removal of the Trustee shall not terminate the Trust or revoke any existing agency created pursuant to the Agreement or invalidate any action theretofore taken by the Trustee.

9.8 Compensation and Costs of Administration. The Trustee may retain and compensate professionals as provided for in Section 3.2 of the Agreement. The reasonable fees and actual and necessary expenses of such professionals shall be paid by the Trustee upon each monthly submission of a fee statement to the Trustee in accordance with the procedures described in this Section. Any professionals retained by the Trustee pursuant to the Agreement shall deliver their fee statements to the Trustee for approval before payment from the Available Trust Cash shall be allowed. The Trustee shall have ten (10) days from the delivery of any fee statement to give notice of an objection to the fee statement to the professional seeking compensation or reimbursement. For an objection to be valid, it shall be in writing and set forth in detail the specific fees objected to and the basis for the objection. Any objection that remains unresolved fifteen (15) days after it is made may be submitted to the Court for resolution. The terms of the compensation of the Trustee are set forth on Exhibit A hereto, and payment of such compensation shall be made from the Available Trust Cash.

ARTICLE X

TRUST OBLIGATIONS

10.1 The Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and any other applicable laws or regulations.

10.2 As soon as practicable after the Effective Date, the Trustee (to the extent that it deems it necessary or appropriate in the reasonable exercise of its discretion) shall, in good faith, value the Assets, and shall apprise the Beneficiaries of such valuation. The valuation shall be used consistently by all parties (including the Debtor, the Trustee and the Trust Beneficiaries) for all federal income tax purposes. The Court shall resolve any dispute regarding the valuation of the Assets.

10.3 Reporting and Filing Requirements

10.3.1 On an annual basis, the Trustee shall send to each Beneficiary a statement setting forth all Assets received by the Trust, all Available Trust Cash disbursed to Beneficiaries, all Assets held by the Trust, and all fees, income and expenses related to the Trust during the preceding calendar year.

10.3.2 On an annual basis, the Trustee shall send to each Beneficiary a statement setting forth the Beneficiary's share of items of income, gain, loss, deduction or credit and will instruct all such Holders to report such items on their federal income tax returns. Such a statement also shall be sent to each Beneficiary after the dissolution of the Trust. The Trust's taxable income, gain, loss, deduction or credit will be allocated (subject to provisions of the Plan and Confirmation Order relating to Disputed Claims) to the Beneficiaries in accordance with their relative beneficial interests in the Trust, as determined pursuant to the Agreement.

10.3.3 The Trustee shall also timely prepare, file and distribute such additional statements, reports and submissions as may be necessary to cause the Trust and the Trustee to be in compliance with applicable law.

ARTICLE XI

MAINTENANCE OF RECORDS

11.1 The Trustee shall maintain books and records containing a description of all property from time to time constituting the Assets and an accounting of all receipts and disbursements. Said books and records shall be open to reasonable inspection by any Beneficiary upon written request to the Trustee.

ARTICLE XII

DURATION OF TRUST

12.1 Duration. The Trust shall become effective upon the Effective Date of the Plan, and the Trust and its provisions herein shall remain and continue in full force and effect until the Trust is terminated.

12.2 Termination. The Liquidating Trust shall terminate and the Liquidating Trustee shall make the final Distributions upon the occurrence of the earlier of (a) the substantial completion of all the Liquidating Trustee's duties, responsibilities and obligations under the Agreement, and (b) the fifth (5th) anniversary of the Effective Date; provided, however, that termination of the Trust shall only be deemed effective upon the filing by the Trustee with the Court of a certification of termination of the Trust. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the Court, upon motion by a party in interest, may extend the term of the Trust for one or more finite terms based upon the particular facts and circumstances present at that time, if an extension is necessary to the liquidating purpose of the Trust.

12.3 Continuance of Trust for Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until the Trustee's duties have been fully performed, including, without limitation, performing such post-distribution tasks as necessary to windup the affairs of the Trust at the Trust's expense. After the termination of the Trust, the Trustee shall transfer to the Reorganized Debtor the books, records, Beneficiary lists and certificates and other documents and files which shall have been delivered to or created by the Trustee, including the Retained Books and Records. Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Trust and final Distribution of the Trust, the Trustee shall have no further duties or obligations hereunder. For the avoidance of doubt, the limitations on liability contained in Sections 8.3, 8.4, 8.5 and 8.6 hereof shall apply to any actions taken by the Trustee during the course of winding up the affairs of the Trust.

ARTICLE XIII

MISCELLANEOUS

13.1 Jurisdiction. The Court shall have exclusive jurisdiction over (i) the Trust and the Trustee, with respect to the administration of and activities relating to the Trust, and (ii) any issues or disputes arising out of the Agreement.

13.2 Limitation on Transferability. A beneficial interest in the Trust shall be nonassignable and non-transferable except by operation of law. An assignment or transfer shall not be effective until appropriate notification and proof thereof is submitted to the Trustee, and the Trustee may continue to pay all amounts to or for the benefit of the assigning or transferring Beneficiary until receipt of proper notification and proof of assignment or transfer. The Trustee may rely upon such proof without the requirement of any further investigation.

13.3 Notices. All notices to be given to Beneficiaries may be given by ordinary mail to the Holders at the addresses appearing on the books kept by Trustee. Any notice or other communication which may be or is required to be given, served or sent to the Trustee shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery or overnight courier, addressed as follows:

John P Hamill LLC
P.O. Box 400
Jamison, Pennsylvania 18929

With a copy to:

David R. Hurst
Cole Schotz P.C.
500 Delaware Avenue, Suite 1410
Wilmington, DE 19801

or to such other address as may from time to time be provided in written notice by the Trustee.

13.4 No Bond. Notwithstanding any state law to the contrary, the Trustee (including any successor) shall be exempt from giving any bond or other security in any jurisdiction.

13.5 Governing Law. The Agreement is made in the State of Delaware, and the Trust and the Agreement, and the rights and obligations of the Trustee are to be governed by and construed and administered according to the laws of the State of Delaware; provided, however, that, except as expressly provided in the Agreement, there shall not be applicable to the Trust, the Trustee, or the Agreement (a) the provisions of Section 3540 of Title 12 of the Delaware Code; or (b) any provisions of the laws (statutory or common) of the State of Delaware pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (iv) fees or other sums payable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of Assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustee set forth or referenced in the Agreement.

13.6 Successors and Assigns. The Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

13.7 No Execution. All funds in the Trust shall be deemed *in custodia legis* until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other Person or Entity can bind, pledge, encumber, execute upon, garnish or attach the Assets or the Trustee in any manner or compel payment from the Trust except by Final Order of the Court. Payment will be governed solely by the Plan and the Agreement.

13.8 Plan and Confirmation Order. To the extent that the terms of the Agreement are inconsistent with the terms set forth in the Plan, then the terms of the Plan shall govern and control. To the extent that the terms of the Agreement are inconsistent with the terms set forth in the Confirmation Order, then the terms of the Confirmation Order shall govern and control.

13.9 Intention of Parties to Establish Grantor Trust. The Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a grantor trust, and any ambiguity herein shall be construed consistent herewith, and if necessary, the Agreement may be amended to comply with such federal income tax laws, which amendments may apply retroactively.

13.10 Amendment. The Trustee, with the prior written consent of Medpace (which consent shall not be unreasonably withheld), may modify, supplement or amend the Agreement without further order of the Court, but only to clarify any ambiguity or inconsistency, or render the Agreement in compliance with its stated tax purposes, and only if such amendment (i) does

not materially and adversely affect the interests, rights, treatment or Distributions of any Beneficiaries and (ii) is not inconsistent with the Plan or the Confirmation Order. In the discretion of the Trustee, the Trustee may seek Court approval of any modification, supplement or amendment of the Agreement.

13.11 Severability. If any term, provision, covenant or restriction contained in the Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

13.12 Integration. The Agreement, the Plan and the Confirmation Order constitute the entire agreement with, by and among the parties thereto, and there are no representations, warranties, covenants or obligations except as set forth herein, in the Plan and in the Confirmation Order. The Agreement, together with the Plan and the Confirmation Order, supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties thereto, relating to any transaction contemplated hereunder. Except as otherwise provided in the Agreement, the Plan or Confirmation Order, nothing herein is intended or shall be construed to confer upon or give any Person or Entity other than the parties hereto and the Beneficiaries any rights or remedies under or by reason of the Agreement.

13.13 Third Party Beneficiary. Nothing in the Agreement is intended to benefit or create any right or cause of action in or on behalf of any Person or Entity other than the parties hereto unless expressly set forth herein.

13.14 Counterparts. The Agreement may be signed by the parties hereto in counterparts, which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed the Agreement (or are deemed to have so executed the Agreement) as of the day and year first written above.

JOHN P HAMILL LLC

By: ______________________________
John P. Hamill

NEPHROGENEX, INC.

By: ______________________________
Pierre Legault
Director

EXHIBIT A

Trustee Compensation

The Trustee shall be compensated in the amount of $5,000 per month, until the Chapter 11 Case has been closed, and $200 per month thereafter. In addition, the Trustee shall be reimbursed for reasonable out-of-pocket expenses incurred in the exercise of its duties under the Plan, the Confirmation Order and NephroGenex Liquidating Trust Agreement.

The Trustee's hourly fee for services rendered in connection with the production of Retained Books and Records pursuant to Section 7.4.4 of this Agreement shall be $250 per hour.

EXHIBIT B to CONFIRMATION ORDER

Notice of Effective Date

**IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE**

In re:	Chapter 11
NEPHROGENEX, INC.,	Case No. 16-11074 (KG)
Debtor.[1]	

NOTICE OF (A) ENTRY OF ORDER CONFIRMING PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTOR; (B) EFFECTIVE DATE OF THE PLAN; (C) SUBSTANTIAL CONSUMMATION OF THE PLAN; AND (D) BAR DATES FOR CERTAIN ADMINISTRATIVE, PROFESSIONAL AND REJECTION CLAIMS

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. **Confirmation of the Plan.** The debtor and debtor-in-possession in the above-captioned case (the "Debtor") hereby gives notice that, on May ___, 2017, the Honorable Kevin Gross, United States Bankruptcy Judge for the District of Delaware, entered an order [Docket No. ___] (the "Confirmation Order") confirming the Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor (the "Plan").[2] The Plan is attached as Exhibit A to the Confirmation Order.

2. **Effective Date.** Pursuant to the Confirmation Order, the Debtor hereby certifies and gives notice that the Plan became effective in accordance with its terms, as set forth in Article VIII of the Plan, on May ___, 2017 (the "Effective Date").

3. **Substantial Consummation.** The Debtor hereby gives notice that, pursuant to section 1101(2) of the Bankruptcy Code, the Plan has been substantially consummated.

4. **Discharges, Releases, Exculpation and Injunctions.** The Plan provides for discharges, releases, exculpation and injunctions of certain conduct. The injunctions in the Plan include a permanent injunction of the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgment,

---

1 The last four digits of the Debtor's federal tax identification number are 5171. The mailing address for the Debtor is P.O. Box 400, Jamison, Pennsylvania 18929.

2 Unless otherwise defined in this Notice, capitalized terms used herein have the meanings set forth in the Plan.

damages, demands, debts, rights, Causes of Action or liabilities released or exculpated pursuant to the Plan.

5. **Bar Date for Professional Fee Claims.** All final requests for payment of Professional Fee Claims (the "Final Fee Applications") must be filed no later than June ___, 2017 (*i.e.*, thirty (30) days after the Effective Date). The procedures for processing Final Fee Applications are set forth in the Plan. If a Professional or other Entity does not timely submit a Final Fee Application, such Entity shall be forever barred from seeking payment of such Professional Fee Claim from the Debtor, its Estate, the Reorganized Debtor or the Liquidating Trust.

6. **Bar Date for Administrative Claims.** Requests for payment of Administrative Claims arising after the Petition Date, other than 503(b)(9) Claims and Professional Fee Claims, must be filed with the Court and served on the Reorganized Debtor and the Liquidating Trust no later than the Administrative Claims Bar Date, June ___, 2017 (*i.e.*, the thirtieth (30th) day following the Effective Date). Unless the Reorganized Debtor, the Liquidating Trust or any other party in interest objects to an Administrative Claim by the Administrative Claims Objection Deadline, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Reorganized Debtor, the Liquidating Trust or any other party in interest objects to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim.

7. **Bar Date for Rejection Damages Claims.** Except as set forth in Article VII of the Plan, all Executory Contracts and Unexpired Leases of the Debtor have been rejected as of the Effective Date. If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor or its Estate, the Reorganized Debtor, the Liquidating Trust or their respective successors or properties unless a Proof of Claim is filed with the Court and served on counsel for the Liquidating Trust no later than June ___, 2017 (*i.e.*, within thirty (30) days after service of notice of entry of the Confirmation Order).

8. **Renewed Request for Post-Effective Date Notice Pursuant to Bankruptcy Rule 2002.** After the Effective Date, to continue to receive notice of documents pursuant to Bankruptcy Rule 2002, all Creditors and other parties in interest must file a renewed notice of appearance with the United States Bankruptcy Court for the District of Delaware (the "Court") requesting receipt of documents pursuant to Bankruptcy Rule 2002.

9. Copies of Plan and Confirmation Order. Any party in interest who wishes to obtain a copy of the Plan, any exhibits to the Plan or the Confirmation Order may view and download such documents at (i) at the Debtor's case website (http://www.kccllc.net/nephrogenex); or (ii) at the Court's website (http://www.deb.uscourts.gov) (PACER account required).

Dated: May ___, 2017

COLE SCHOTZ P.C.
David R. Hurst (I.D. No. 3743)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801

– and –

Jacob S. Frumkin
1325 Avenue of the Americas
19th Floor
New York, New York 10019

Counsel for Debtor and Debtor-in-Possession